UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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DENDREON CORPORATION

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DENDREON CORPORATION

1301 2nd Ave., Suite 3200

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 13, 2012

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dendreon Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, June 13, 2012, at 9:00 a.m., Pacific time, at the Seattle Art Museum, 1300 First Avenue, Seattle, Washington 98101, for the following purposes:

(1) To elect the four nominees named in the attached proxy statement as members of the Company’s Board of Directors to serve as Class III directors until the 2015 Annual Meeting of Stockholders;

(2) To approve an amendment to the Dendreon Corporation 2009 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder from 13,200,000 to 22,200,000;

(3) To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4) To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 18, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the proxy card; (2) by telephone by calling the toll-free number as instructed on the proxy card; or (3) if you receive a paper proxy card in the mail, by completing, signing, dating and returning the proxy card in accordance with its instructions. Your prompt response is necessary to ensure that your shares are represented at the Annual Meeting. If you vote in advance of the Annual Meeting using the Internet, telephone or proxy card, you can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors,

Christine Mikail

Executive Vice President, Corporate Development,

General Counsel and Secretary

April 27, 2012

DENDREON CORPORATION

1301 2nd Ave., Suite 3200

Seattle, Washington 98101

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 13, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Your proxy is solicited on behalf of the Board of Directors of Dendreon Corporation, a Delaware corporation (“Dendreon”, the “Company”, “we”, “us”, or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 13, 2012, at 9:00 a.m., Pacific time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Seattle Art Museum, 1300 First Avenue, Seattle, Washington 98101. You may obtain directions to the location of the Annual Meeting by contacting Investor Relations, Dendreon Corporation, 1301 2nd Ave., Suite 3200, Seattle, Washington 98101; telephone: (206) 455-2220.

On or about April 30, 2012, we are either mailing or providing notice and electronic delivery of these proxy materials together with our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2011, and other information required by the rules of the Securities and Exchange Commission.

Important Notice Regarding the Availability of Proxy Materials for the

2012 Annual Meeting of Stockholders to be Held on June 13, 2012:

This proxy statement and the 2011 Annual Report to Stockholders are available for viewing, printing and downloading at http://bnymellon.mobular.net/bnymellon/dndn.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits thereto, without charge upon written request to Dendreon Corporation, 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Voting Rights and Outstanding Shares

Only holders of record of our Common Stock, par value $0.001 per share (“Common Stock”), at the close of business on April 18, 2012 (the “Record Date”) will be eligible to vote at the Annual Meeting. As of the Record Date, there were 154,001,053 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned. Stockholders have no right to cumulative voting as to any matter to be voted on at the Annual Meeting. A list of stockholders of record will be open to the examination of any stockholder for any purpose germane to the meeting at Dendreon Corporation, 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, for a period of ten days prior to the Annual Meeting.

Matters to be Voted On; Votes Required

In accordance with our Amended and Restated Bylaws, the affirmative vote of a majority of the votes duly cast at the Annual Meeting is required for the election of the four director nominees. In the event that any of the director nominees fails to receive the required vote, the subject director is required to tender his or her resignation to the Board of Directors in accordance with our Amended and Restated Bylaws and our Policy Statement on Majority Voting, as adopted by the Board of Directors on December 1, 2011 and available at http://investor.dendreon.com/governance.cfm.

Approval of the amendment to our 2009 Equity Incentive Plan (Proposal 2), approval of the advisory vote on the compensation of the Company’s named executive officers (Proposal 3) and approval of the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 4) each requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Although the advisory vote on compensation of the Company’s named executive officers is non-binding, as provided by law, our Board of Directors values stockholders’ opinions and will take the results of the vote into account when considering any changes to our executive compensation program.

Quorum, Abstention and Broker Non-Votes

The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute a quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked “abstain” and “broker non-votes” will be considered “present” for purposes of determining whether a quorum is present at the Annual Meeting.

If the shares you own are held in “street name” by a broker, bank or other nominee, then your broker, bank or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your broker, bank or other nominee provides you. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Of the proposals to be considered at the meeting, only the ratification of the selection of our independent registered public accounting firm is a discretionary item. Accordingly, your broker, bank or other nominee may exercise its discretionary authority with respect to the ratification of the selection of our independent registered public accounting firm if you do not provide voting instructions. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so and have not received voting instructions with respect to the proposal from the beneficial owners.

For purposes of calculating votes in the election of directors, broker non-votes and abstentions will not be counted as votes and will not affect the results of the vote. For purposes of calculating votes for the advisory vote on the compensation of the Company’s named executive officers and approval of the amendment to our 2009 Equity Incentive Plan, broker non-votes will not be counted as votes and will not affect the outcome of the votes for these matters. Because abstentions are considered present and entitled to vote on the matters, abstentions will have the same effect as a vote against the approval of the amendment to our 2009 Equity Incentive Plan, the approval of the advisory vote on compensation of the Company’s named executive officers and the ratification of our independent registered public accounting firm. For purposes of ratifying our independent registered public accounting firm, brokers have discretionary authority to vote and a broker non-vote on this proposal will have the same effect as a vote against the ratification of our independent registered public accounting firm.

Methods of Voting; Changing Votes

Stockholder of record; Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a broker, bank or other nominee, and you received a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the proxy materials, which will include the proxy statement, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as instructions on how to vote either in person at the meeting, via the Internet, by telephone or by mail. If you are a stockholder of record and you received a paper copy of these proxy materials, you can vote your shares of our Common Stock using any of the following means:

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Voting by Proxy Cards.    A stockholder may vote shares by returning a duly completed and executed proxy card to Dendreon Corporation, 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, Attention: Corporate Secretary. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted “For” the director nominees to our Board of Directors listed on the proxy card, “For” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, “For” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and “For” the approval of the amendment to the Dendreon Corporation 2009 Equity Incentive Plan.

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Voting by Telephone or Internet.    A stockholder may vote shares until 11:59 p.m. Pacific Time on June 12, 2012 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his, her or its vote is recorded immediately.

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Voting by Attending the Annual Meeting.    A stockholder may vote shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification. Prior notice of a stockholder’s intention to attend is appreciated and may be provided by contacting Investor Relations at (206) 829-1500 or IR@Dendreon.com. If a stockholder attends the Annual Meeting, he, she or it may also submit his, her or its vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker, bank or other nominee.

Beneficial owner: Shares held in “street name.”    If the shares you own are held in “street name”, then you may vote in accordance with the materials and instructions for voting the shares provided by your broker, bank or other nominee. If you wish to vote shares held in “street name” at the Annual Meeting, then you must obtain a proxy from your broker, bank or other nominee in order to vote your shares at the Annual Meeting in accordance with the materials and instructions for voting provided by your broker, bank or other nominee. If you do not vote by proxy or otherwise give voting instructions to your broker, bank or other nominee, such shares will not be voted by the broker, bank or other nominee for the election of directors, the advisory vote on the compensation of the Company’s named executive officers or the proposal to approve the amendment to the Dendreon Corporation 2009 Equity Incentive Plan at the Annual Meeting.

Changing Votes.    You may change your vote and revoke your earlier proxy at any time before it is exercised at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Dendreon Corporation, 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, Attention: Corporate Secretary; (2) voting again by telephone or Internet in the manner described above; or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. If you own shares in “street name” and want to revoke or change your vote after returning voting instructions to your broker, bank or other nominee, you may do so in accordance with the materials and instructions provided by your broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

Counting of Votes

Computershare Shareowner Services LLC, the transfer agent and registrar for our Common Stock, will count, tabulate and certify the votes. A representative of Computershare Shareowner Services LLC will serve as inspector of elections at the Annual Meeting.

Stockholder Proposals

Each stockholder’s notice must contain certain prescribed information required by our Amended and Restated Bylaws as to each matter the stockholder proposes to bring before any annual meeting, as well as a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the nomination or proposal and/or otherwise to solicit proxies from stockholders in support of the nomination or proposal. The full text of the provisions of our Amended and Restated Bylaws dealing with stockholder nominations and proposals is available on our website and the SEC’s website, free of charge, at http://www.sec.gov. In addition, a copy of the full text of our Amended and Restated Bylaws may be obtained from our Corporate Secretary upon written request.

Under the SEC’s rules, stockholders who wish to submit proposals for inclusion in our proxy statement for the 2013 Annual Meeting of Stockholders must submit such proposals so that they are received by us at 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, on or before December 28, 2012. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on June 13, then the deadline is a reasonable time before we begin to print and send proxy materials.

In addition our Amended and Restated Bylaws require that stockholders must notify us in writing of the proposals or nominations for election to our Board of Directors other than those to be included in our proxy statement under the SEC’s rules. Pursuant to the advance notice provision of our Amended and Restated Bylaws, the notice must be submitted in writing to us not less than 90 days nor more than 120 days before the first anniversary of the previous year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date, then we must receive such notice at the address noted above not earlier than the close of business on the 120th day before such annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting or (2) the tenth day after the date on which public announcement of the date of such annual meeting is made. Assuming that our 2013 Annual Meeting of Stockholders is not advanced by more than 30 days nor delayed by more than 30 days from the anniversary date of the Annual Meeting, any nomination or stockholder proposal for next year’s annual meeting submitted to us on or between February 13, 2013 and March 15, 2013 will be considered filed on a timely basis.

Solicitation

We will bear the cost of the solicitation of proxies for the Annual Meeting, including preparation of this proxy statement, the proxy card and any additional information furnished to stockholders, including any mailing charges. We have retained the services of Georgeson Inc. to assist in the solicitation of proxies. We expect to pay approximately $7,500 for these services, plus out-of-pocket expenses. We will, upon request, furnish hard copies of the solicitation materials to record holders of our Common Stock as well as forward materials to beneficial holders upon instruction by banks, brokerage houses, fiduciaries and custodians who are record holders of our Common Stock. We may, on request, reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials to beneficial owners. Proxies may be solicited by telephone, facsimile or personal solicitation. No additional compensation will be paid to our directors, officers or other employees for such services.

Householding of Annual Meeting Materials

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials may be sent to multiple stockholders in a household, which helps us reduce our printing costs and postage fees and helps the environment by using less paper. However, we will promptly deliver a separate copy of these documents to you if you write, email or call our Investor Relations department at 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, email: ir@dendreon.com, or telephone: (206) 455-2220. If you want to receive separate copies of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank, or other nominee record holder, or you may contact us at the above address, email or phone number.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of eleven members. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of our Board of Directors into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors, and with each class having a three-year term. Our Board of Directors currently consists of three Class I directors, four Class II directors and four Class III directors. The Class I, Class II and Class III directors were elected to serve until the annual meeting of stockholders to be held in 2013, 2014 and 2012, respectively, and until their respective successors are elected and qualified or until his or her earlier death, resignation or removal.

At the Annual Meeting, our stockholders will have an opportunity to vote for four nominees for Class III directors: Susan B. Bayh, Dennis M. Fenton, M.D., John H. Johnson, and David L. Urdal, Ph.D. Each of the four nominees is currently a director of the Company. Ms. Bayh and Dr. Urdal were previously elected as directors by stockholders of the Company, while this is the first time Dr. Fenton and Mr. Johnson will be submitted to a vote by our stockholders. If elected at the Annual Meeting, Ms. Bayh, Dr. Fenton, Mr. Johnson and Dr. Urdal would serve until the 2015 Annual Meeting and until his/her successor is elected and has been duly qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by the affirmative vote of a majority of the votes cast, present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that any of the director nominees fails to receive the required vote, the subject director is required to tender his or her resignation to the Board in accordance with our Amended and Restated Bylaws and our Policy Statement on Majority Voting, as adopted by the Board of Directors on December 1, 2011 and available at http://investor.dendreon.com/governance.cfm. In the event that any nominee should become unable to serve as a director, such shares will be voted for the election of such substitute nominee, if any, as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated for election at the Annual Meeting for a term expiring at the 2015 Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting. The information presented includes information each director has given us about their ages, all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Corporate Governance Committee and our Board of Directors to conclude that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board of Directors. No corporation or organization referred to below is a subsidiary or other affiliate of ours. All our directors bring to our board a wealth of executive leadership experience derived from their diverse backgrounds.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTORS.

Nominees for Election for a Three-Year Term Expiring at the 2015 Annual Meeting (Class III Directors)

John H. Johnson, age 54, has served as a member of our Board of Directors since August 2011 and as our President and Chief Executive Officer since January 2012. Mr. Johnson previously served as the Chief Executive Officer and a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, from January 2011 until January 2012, and prior to that time, served as Senior Vice President and President of Eli Lilly & Company’s Oncology unit from November 2009 until January 2011. He was also Chief Executive Officer of ImClone Systems, which develops targeted biologic cancer treatments, from August 2007 until November 2009, and served on ImClone’s board of directors until it was acquired by Eli Lilly in November 2008. Prior to joining ImClone, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit from 2005 until August 2007, President of its Ortho Biotech Products LP and Ortho Biotech Canada unit from 2003 until 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson currently serves as Chairman of the Board of Directors of Tranzyme, Inc., a clinical stage biopharmaceutical company, and as a member of its audit and nominating and corporate governance committees. He earned his bachelor’s degree from the East Stroudsburg University of Pennsylvania. Mr. Johnson’s dual role as an executive officer and director of Dendreon gives him unique insights into the day-to-day operations of our Company, a practical understanding of the issues and opportunities that face the Company, and its strategic planning, commercial growth, and strategic transactions, giving him the appropriate and valuable qualifications to serve as a member of our Board.

Susan B. Bayh, age 52, has served as a member of our Board of Directors since our acquisition of Corvas International, Inc. (“Corvas”), a biotechnology company, in July 2003. Prior to that, she served as a director of Corvas from June 2000 to July 2003. Ms. Bayh, retired since 2004, was a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana from 1994 to 2004. From 1994 to 2001, she was a Commissioner for the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the United States-Canada border. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company, a pharmaceutical company. She currently serves on the Boards of Directors of Wellpoint, Inc., a health benefits company, Curis, Inc., a therapeutic drug development company, and Emmis Communications, a diversified media company, and previously served on the Board of Directors of Dyax Corp., a biotechnology company, from 2003 to March 2012 and MDRNA, Inc. (formerly Nastech Pharmaceutical Company Inc.), a biotechnology company, from 2006 to 2009. Ms. Bayh received a B.S. from the University of California, Berkeley and her J.D. from the University of Southern California Law School. Ms. Bayh’s service on multiple healthcare, pharmaceutical and biotechnology company boards, as well as her academic, international and regulatory experience, give her the skills and appropriate qualifications to serve as a member of our Board.

Dennis M. Fenton, Ph.D., age 60, has served as a member of our Board of Directors since November 2011. Dr. Fenton, who retired in 2008, previously held numerous positions from 1982 to 2008 at Amgen, Inc., a biotechnology company, including executive roles in process development, manufacturing, sales and marketing and research and development. From 2000 until 2008, Dr. Fenton was Executive Vice President responsible for worldwide operations, manufacturing, process development and quality. From 1995 until 2000, Dr. Fenton was Senior Vice President of Operations, and from 1992 until 1995, he was Senior Vice President of Sales, Marketing and Process Development. Prior to his time at Amgen, Inc., Dr. Fenton served as Senior Research Scientist at Pfizer, Inc., and previously was a research associate and graduate student at Rutgers University. Dr. Fenton currently serves as a member of the board of directors at XenoPort, Inc., a publicly traded biopharmaceutical company, and also at Genelux Corporation, a biomedical company, Napo Pharmaceuticals, Inc., a pharmaceutical company, and Kythera Biopharmaceuticals, Inc., a biopharmaceutical company. He received his B.S. in Biology from Manhattan College and his Ph.D. in Microbiology from Rutgers University. Dr. Fenton’s extensive experience in development, operations and sales and marketing gives him the appropriate and valuable qualifications to serve as a member of our Board.

David L. Urdal, Ph.D., age 62, has served as a member of our Board of Directors since 1995. Until his retirement in December 2011, he served as our Executive Vice President and Chief Scientific Officer since December 2010, and previously served as our Chief Scientific Officer and director since joining the Company in July 1995. He also served as Vice Chair of the Company’s Board of Directors from 1995 to June 2004, as Executive Vice President from January 1999 through December 2000, as the Company’s President from January 2001 to December 2003, and as Senior Vice President since June 2004. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, a biotechnology company, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal serves as a director of VLST, a biotechnology company and previously served as a director of ORE Pharmaceuticals, Inc., a pharmaceutical drug repositioning and development company, from 2007 until 2010. Dr. Urdal received a B.S. in zoology, a M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington. Dr. Urdal’s biotechnology and pharmaceutical industry board and senior management experience, including his long-term senior management role with the Company, together with his scientific expertise and background give him the valuable and appropriate qualifications to serve as a member of our Board.

Directors Continuing in Office until the 2013 Annual Meeting (Class I Directors)

Gerardo Canet, age 66, has served as a member of our Board of Directors since December 1996. Mr. Canet is currently a member of the Board of Directors of IntegraMed America, Inc., and from 1994 to 2005, served as its Chief Executive Officer. IntegraMed provides services to patients and medical practices that specialize in the diagnosis and treatment of infertility and vein care. Mr. Canet received a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University. Mr. Canet’s extensive experience in senior management and board service in the healthcare services industry gives him the appropriate and desired qualifications to serve as a member of our Board.

Bogdan Dziurzynski, D.P.A., age 63, has served a member of our Board of Directors since May 2001. Since 2001, Dr. Dziurzynski has been a consultant in strategic regulatory management to the biotechnology industry. Dr. Dziurzynski currently serves on the Board of the Biologics Consulting Group and previously served on the Board of Directors of Allostera Pharma Inc. Dr. Dziurzynski is a fellow and past Chairman of the Board of the Regulatory Affairs Professional Society. He also serves as an advisory board member of Integrated Biotherapeutics, Inc. From 1994 to 2001, Dr. Dziurzynski was the Senior Vice President of Regulatory Affairs and Quality Assurance for MedImmune, Inc., a biotechnology company. From 1988 to 1994, Dr. Dziurzynski was Vice President of Regulatory Affairs and Quality Assurance for Immunex Corporation, a biotechnology company. Dr. Dziurzynski has a B.A. in Psychology from Rutgers University, an M.B.A. from Seattle University and a Doctorate in Public Administration from the University of Southern California. Dr. Dziurzynski’s background and experience in biotechnology regulatory matters including the drug and device products approval process, product lifecycle management, product development and manufacturing, and all aspects of commercial product marketing, as well as his extensive period of board service and management roles within the industry give him the appropriate and pertinent qualifications to serve as a member of our Board.

Douglas G. Watson, age 67, has served as a member of our Board of Directors since February 2000 and was named Lead Independent Director in January 2012. Mr. Watson is Chief Executive Officer of Pittencrieff Glen Associates, a consulting firm that he founded in July 1999. From January 1997 to May 1999, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, the U.S. subsidiary of Novartis AG. From April 1996 to December 1996, Mr. Watson served as President and Chief Executive Officer of Ciba-Geigy Corporation, which merged into Novartis Corporation in December 1996. Mr. Watson’s career spanned 33 years with Novartis, having joined Geigy (UK) Ltd. in 1966. Mr. Watson also currently serves as Chairman of OraSure Technologies, Inc., a medical diagnostics company, and as a director of Delcath Systems, Inc., a specialty pharmaceutical and medical device company, and BioMimetic Therapeutics, Inc., a biotechnology company. Mr. Watson previously served on the Board of Directors of Genta Incorporated, a biopharmaceutical company, from 2002 to January 2011, Javelin Pharmaceuticals, Inc., a pharmaceutical company, from 2004 to 2010, and Engelhard Corporation, a surface and materials science company, from 1991 to 2006. Mr. Watson received an M.A. in Pure Mathematics from Churchill College, Cambridge University and holds an ACMA qualification as an Associate of the Chartered Institute of Management Accountants. Mr. Watson’s long-time and diverse experi-

ence in executive roles in the pharmaceutical industry, and board service in the biopharmaceuticals industry, together with his accounting background and financial expertise, give him the appropriate and valuable qualifications to serve as a member of our Board.

Directors Continuing in Office until the 2014 Annual Meeting (Class II Directors)

Richard B. Brewer, age 61, has served as a member of our Board of Directors since February 2004 and was previously the Chair of our Board of Directors from June 2004 until January 2012. He has been the Executive Chairman of the Board at Nile Therapeutics, Inc., a biopharmaceutical company, since July 2010, and is a partner at Crest Asset Management, a management advisory and investment firm, which he founded in January 2003. Since 2009, Mr. Brewer has served as the Chairman of the Board of Directors of Arca Biopharma, Inc., a biopharmaceutical company focused on genetically-targeted therapies for heart failure, and served as its President and Chief Executive Officer from 2006 to 2009. From September 1998 until February 2004, Mr. Brewer served as Chief Executive Officer and President of Scios Inc., a biopharmaceutical company. From 1996 until 1998, Mr. Brewer served as the Chief Operating Officer at Heartport, a cardiovascular device company. From 1984 until 1995, Mr. Brewer was employed by Genentech, Inc., a biotechnology company, and served as its Senior Vice President of Sales and Marketing, and Senior Vice President of Genentech Europe and Canada. Mr. Brewer serves as a director of SRI International, an independent, non-profit research group. He is an advisory board member at the Kellogg Graduate School of Management Center for Biotechnology at Northwestern University. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University. Mr. Brewer’s extensive biotechnology industry experience, both as an outside advisor and in various operating and management roles, including as the chief executive officer of two biotechnology companies, as well as his background and experience in investment management and corporate finance both in the U.S. and the EU, give him the appropriate qualifications to serve as a member of our Board.

Mitchell H. Gold, M.D., age 45, has served as a member of our Board of Directors since May 2002, and was appointed as the Executive Chair of our Board of Directors in January 2012. Dr. Gold previously served as our President and Chief Executive Officer from January 2003 until January 2012, served as our Vice President of Business Development from June 2001 to May 2002, and also as our Chief Business Officer from May 2002 through December 2002. From April 2000 to May 2001, Dr. Gold served as Vice President of Business Development and Vice President of Sales and Marketing for Data Critical Corporation, a company engaged in wireless transmission of critical healthcare data, now a division of GE Medical. From 1995 to April 2000, Dr. Gold was the President and Chief Executive Officer, and a co-founder of Elixis Corporation, a medical information systems company. From 1993 to 1998, Dr. Gold was a resident physician in the Department of Urology at the University of Washington. Dr. Gold currently serves on the Board of Directors of Jennerex, Inc., a private clinical-stage biotherapeutics company, and on the board of the University of Washington/Fred Hutchinson Cancer Research Center Prostate Cancer Institute. Dr. Gold received a B.S. from the University of Wisconsin-Madison and an M.D. from Rush Medical College. Dr. Gold’s prior experience as the President and Chief Executive Officer of our Company, his operational knowledge of our Company, and his scientific understanding give him the appropriate and valuable qualifications to serve as a member and Chair of our Board.

Pedro Granadillo, age 64, has served as a member of our Board of Directors since October 2009. Mr. Granadillo, now retired since 2004, was most recently Senior Vice President of Global Manufacturing, Quality and Human Resources until 2004 as well as a member of the executive committee at Eli Lilly & Company. Mr. Granadillo worked at Eli Lilly & Company for over thirty years from 1970 to 2004, serving in roles such as Vice President of Human Resources, Vice President of Pharmaceutical Manufacturing, Executive Director, Production Operations and Director of Manufacturing Strategy Development. As the company’s top executive for both manufacturing and human resources, Mr. Granadillo was responsible for the overall management of an extensive network of pharmaceutical manufacturing facilities and for policies affecting the company’s global workforce of more than 43,000 employees. He currently serves on the Board of Directors of Haemonetics Corporation, a blood processing company, NPS Pharmaceuticals, Inc, a biopharmaceutical company and Nile Therapeutics, Inc., a biopharmaceutical company and served on the Board of Directors of Noven Pharmaceuticals, Inc., a pharmaceutical company, from 2004 to 2009, and First Indiana Bank, a banking company, from 2002 to 2007. Mr. Granadillo received a B.S. in industrial engineering from Purdue University. Mr. Granadillo’s lengthy management experience at a leading pharmaceutical manufacturer, and broad pharmaceutical and biotechnology industry board service give him the appropriate qualifications to serve as a member of our Board. In addition, Mr. Granadillo has extensive experience in multiple areas, including corporate management, human resources, manufacturing and quality including designing and operating complex global manufacturing networks, senior leadership development and succession planning, executive compensation, organizational transformation and portfolio management, which gives him the appropriate qualifications to serve as a member of our Board.

David C. Stump, M.D., age 62, has served as a member of our Board of Directors since June 2010. Dr. Stump is currently Executive Vice President of Research and Development for Human Genome Sciences, Inc. and has served at that company since November 1999. From December 2003 to May 2007, Dr. Stump served as Executive Vice President of Drug Development at Human Genome Sciences and, from November 1999 to December 2003, as its Senior Vice President, Drug Development. Prior to joining Human Genome Sciences, Inc., Dr. Stump held several positions at Genentech, Inc., including Vice President of Clinical Research, and was named a Genentech Fellow in 1996 for leadership of its cardiovascular drug development activities. Prior to Genentech, Dr. Stump served as Associate Professor of Medicine and Biochemistry at the University of Vermont. He is currently a member of the Board of Directors for Sunesis Pharmaceuticals, Inc., a pharmaceutical company, as well as of the Board of Trustees for Earlham College. Dr. Stump received his M.D. from Indiana University and his bachelor’s degree from Earlham College. Dr. Stump completed his residency and fellowship training in internal medicine, hematology, and oncology at the University of Iowa and is board certified in all three areas. Dr. Stump’s medical and scientific background, as well as his leadership roles at leading biotech and pharmaceutical companies, provide him with expertise and qualifications to serve as a member of our Board.

BOARD OF DIRECTORS

Director Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors and Corporate Governance Committee has determined that none of Ms. Bayh, Mr. Brewer, Mr. Canet, Dr. Dziurzynski, Dr. Fenton, Mr. Granadillo, Dr. Stump, and Mr. Watson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

In making its independence determinations, the Corporate Governance Committee each year reviews any transactions and relationships between the director, or any member of his or her immediate family, and the Company, and bases the determination on information provided by the director, Company records and publicly available information during the year. Specifically, the Corporate Governance Committee will consider the following types of relationships and transactions: (1) principal employment of and other public company directorships held by each non-employee director; (2) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our Company and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% stockholder; and (3) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our Company and any other public company for which the non-employee director serves as a director. During 2011, there were no material relationships or transactions in these categories reviewed by the Corporate Governance Committee, nor were there any other similar relationships or transactions the Corporate Governance Committee considered.

Board of Directors Meetings

The Board of Directors held seventeen meetings in fiscal 2011. In fiscal 2011, each director attended at least 75% of the aggregate number of meetings of the Board and the number of meetings held by all committees on which he or she then served. We encourage but do not require the directors to attend the annual meeting of stockholders. We schedule a regular meeting of the Board of Directors immediately following each annual meeting of stockholders. All of our directors attended the 2011 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each of which has a written charter that is available on the Investors section of our website at http://investor.dendreon.com/governance.cfm.

Audit Committee

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Among other things, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, reviewing and discussing with our independent auditors critical accounting policies and practices for our Company, engaging in discussions with management and the independent auditors to assess risk for the Company and management thereof, and reviewing with management and the independent auditors the effectiveness of our internal controls and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors, including the resolution of disagreements, if any, between management and the auditors regarding financial reporting. In addition, the Audit Committee is responsible for reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The current members of the Audit Committee are Messrs. Watson (Chair), Canet, Granadillo, and Dr. Fenton (since November 2011), each of whom the Board of Directors has determined is independent under the rules of the NASDAQ Stock Market and the independent requirements contemplated by Rule 10A-3 under the Exchange Act. The Audit Committee met eight times during 2011. The Board of Directors determined that each of Messrs. Watson, Canet and Granadillo, and Dr. Fenton is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee develops compensation policies and implements compensation programs, makes recommendations annually concerning salaries and incentive compensation, awards stock options and restricted stock to officers and employees under our stock incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation for officers and employees as the Board of Directors may delegate in accordance with the Compensation Committee Charter. While the Corporate Governance Committee reviews and approves changes to non-employee director compensation pursuant to its charter, the Compensation Committee works in conjunction with the Corporate Governance Committee on such matters.

Compensation for our named executive officers each year is usually determined by the Board of Directors prior to the first quarter of the relevant year. When determining annual compensation levels and targets for our executives, the Compensation Committee reviews corporate goals, evaluates individual performance, considers competitive market data and establishes compensation based on these factors, or in the case of our named executive officers, makes recommendations to our Board of Directors, who then act as a whole to set compensation based on these factors. The values of each component of total direct compensation (base salary, target annual cash incentive and equity awards) for the current year, as well as total annual compensation for the prior year are all considered collectively by our Compensation Committee as part of this process.

Our Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist our Compensation Committee in determining the compensation of our executive officers. Our Compensation Committee may, from time to time, delegate certain authority to authorized persons internally, including our human resources department, to carry out certain administrative duties. The Compensation Committee holds executive sessions (with no members of management present) at the majority of its meetings.

The current members of the Compensation Committee are Mr. Granadillo (Chair since December 2011), Mr. Canet (Chair until December 2011), Ms. Bayh, and Dr. Dziurzynski, each of whom the Board of Directors has determined is independent under the rules of the NASDAQ Stock Market. The Compensation Committee met nine times during 2011.

Corporate Governance Committee

The Corporate Governance Committee considers and makes recommendations regarding corporate governance requirements and principles, periodically reviews the performance and operations of the standing committees of the Board of Directors and evaluates and recommends individuals for membership on the Company’s Board of Directors and committees. The processes and procedures followed by the Corporate Governance Committee are described below under the heading “Director Nomination Process”. The Corporate Governance Committee also reviews and approves changes to non-employee director compensation pursuant to its charter.

The current members of the Corporate Governance Committee are Dr. Dziurzynski (Chair), Ms. Bayh, Mr. Brewer (since January 30, 2012) and Dr. Stump, each of whom the Board of Directors has determined is independent under the rules of the NASDAQ Stock Market. The Corporate Governance Committee met eight times during 2011.

Director Nomination Process

Potential nominees for director are referred to the Corporate Governance Committee for consideration and evaluation. If the Committee identifies a need to replace a current member of the Board of Directors, to fill a vacancy in or to expand the size of the Board of Directors, the Corporate Governance Committee will consider those individuals recommended as candidates for Board membership, including those recommended by stockholders, and hold meetings to evaluate biographical information and background material relating to candidates, and interview any selected candidates.

According to its adopted policy, the Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, our advisors and executive search firms. The Board of Directors does not currently prescribe any minimum qualifications for director candidates. The Corporate Governance Committee will consider the Company’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, biotechnology, health sciences or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC rules and the NASDAQ listing standards; service on other boards of directors; sufficient time to devote to Board matters; and the ability to work effectively and collegially with other Board members. Although the Board of Directors does not have a formal diversity policy for director candidates, the Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board of Directors and committees that are diverse in nature and comprised of experienced and seasoned advisors. In 2011, the Company engaged Spencer Stuart, an executive search firm, to assist in identifying and evaluating potential board nominees. The Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate those candidates in the same manner as candidates recommended by other sources if stockholders submitting recommendations follow the procedures established by the Corporate Governance Committee. Stockholders also have the right under our Amended and Restated Bylaws to directly nominate director candidates without any action or recommendation on the part of the Corporate Governance Committee or our Board of Directors by following the relevant procedures summarized in this proxy statement under the caption “Stockholder Proposals.” We did not implement any changes to our process for stockholder recommendations of director nominees during 2011.

In making recommendations for director nominees for an annual meeting of stockholders, the Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, as well as the name and contact information of the stockholder or stockholders making the recommendation, and such other information as may be required under our Amended and Restated Bylaws. Recommendations for director nominees for the 2013 Annual Meeting of Stockholders must be mailed to Dendreon Corporation, 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, Attention: Corporate Secretary, faxed to our Corporate Secretary at (206) 219-7211 or e-mailed to secretary@dendreon.com by March 15, 2013. No stockholder recommendations for director nominees were received for consideration in advance of the Annual Meeting pursuant to the procedures established by our Amended and Restated Bylaws.

At the Annual Meeting, stockholders will be asked to consider the election of Dr. Fenton and Mr. Johnson, who have been nominated for election as directors for the first time. During 2011, Dr. Fenton and Mr. Johnson were each appointed by our Board as a new director. Spencer Stuart recommended Mr. Johnson and Dr. Fenton each as a nominee for director to the Corporate Governance Committee, which in turn recommended to the Board that Mr. Johnson and Dr. Fenton each be elected as a director.

Board Leadership Structure

In January 2012, the Board of Directors appointed Dr. Gold, our former Chief Executive Officer, to serve as the Executive Chair of the Board of Directors until June 30, 2012, after which Mr. Johnson will then become Chair of the Board of Directors. The Board of Directors has not historically had a formal policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board, as the Board believes it is in the best interests of the Company to make the determination regarding how to fulfill these functions based on the position and direction of the Company, and the membership of the Board of Directors at the pertinent time.

At present, the Board of Directors believes the transition of the Chair of the Board from our former Chief Executive Officer to the present Chief Executive Officer facilitates the chief executive officer transition and provides enhanced efficiency, effective decision-making and clear accountability. The Board of Directors believes that the combined position of Chief Executive Officer and Chair will be effective for the Company by maximizing strategic advantages, company expertise and industry expertise. Mr. Johnson is the director most familiar with the Company’s business and industry and best positioned to set and execute strategic priorities. Mr. Johnson’s leadership, driven by his deep business and industry expertise, enhances the Board of Director’s exercise of its responsibilities. As Mr. Johnson will serve as both the Chief Executive Officer and the Chair of the Board of Directors following June 30, 2012, the Board also determined as of January 31, 2012 to appoint a Lead Independent Director, Mr. Watson. The position of lead independent director has been structured to serve as an effective balance to a combined role of Chief Executive Officer and Chair of the Board. Since January 31, 2012, Mr. Watson has served as the lead independent director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Board chairman;

•	working with the Chair of the Board and Corporate Secretary to set the agenda for Board meetings;

•	leading sessions of independent directors without management present; and

•	chairing Board meetings if the Chair of the Board is not in attendance.

The Lead Independent Director further strengthens the Board of Director’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The Board will evaluate this structure periodically, including the appointment of the Lead Independent Director.

Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board of Directors. The Corporate Governance Committee regularly reviews enterprise-wide risk management. The Audit Committee focuses primarily on financial and accounting, legal and compliance, and IT systems risks. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs. The Compensation Committee also reviews compensation and benefits plans affecting employees as well as those applicable to executive officers. The full Board of Directors considers strategic risks and opportunities and regularly receives reports from the committees regarding risk oversight in their areas of responsibility.

Compensation Committee Interlocks and Insider Participation

During 2011, the members of our Compensation Committee were Mr. Granadillo (Chair since December 2011), Mr. Canet (Chair until December 2011), Ms. Bayh, and Dr. Dziurzynski. No member of our Compensation Committee has been an officer or employee of our Company at any time. None of our executive officers during 2011 served as a director or as a member of the compensation committee of another entity that has an executive officer who served as a director of the Company or on our Compensation Committee during 2011.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have established a procedure for stockholders to communicate with the Board of Directors or a particular Board committee. Communications should be in writing, addressed to: Dendreon Corporation, 1301 2nd Ave., Suite 3200, Seattle, Washington 98101, and marked to the attention of the Board of Directors or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chair of the committee involved, or in the case of communications addressed to the Board of Directors as a whole, to the Corporate Governance Committee.

DIRECTOR COMPENSATION

In 2011, we compensated only non-employee directors for serving on our Board of Directors in accordance with previously approved guidelines. Dr. Gold, who was our President and Chief Executive Officer from January 2003 until January 2012, did not receive any compensation in connection with his service as a director. The compensation that we paid to him in 2011 as President and Chief Executive Officer is discussed in “Executive Compensation” below.

During 2011, each non-employee director received an annual retainer of $60,000. In addition, the Chair of the Board received an additional $75,000 retainer per year, and the chairs of each of our Audit, Compensation and Corporate Governance Committees received an additional retainer per year of $25,000, $20,000 and $10,000, respectively. We also paid annual retainers to the members of the Audit Committee, Compensation Committee, and Corporate Governance Committee who are not committee chairs of $12,000, $10,000, and $5,000, respectively. All amounts were paid proportionately. For 2011, the total aggregate cash compensation earned by our non-employee directors for their periods of service was $667,000. The Board of Directors decided not to review or change these guidelines for 2012. We also continue to reimburse each of our directors for expenses incurred in connection with attending Board of Directors’ meetings and for their service as directors in accordance with Company policy.

Our policy is to grant our new non-employee directors an initial equity award, which policy is updated from time to time at the discretion of the Board of Directors. In August 2011, upon joining the Board, Mr. Johnson was granted 10,443 shares of restricted stock that will fully vest upon the first anniversary of the date of grant and a stock option to purchase 20,886 shares of Common Stock that will also fully vest upon the first anniversary of the date of grant. In January 2012, the Board reviewed and maintained this policy, as previously determined in December 2010, to provide for an initial equity award for new non-employee directors elected prior to October 1st of any year equal to the prior year’s grant for the other non-employee directors, with 100% of such award to vest on the first anniversary of the date of grant. As a new director appointed during November 2011, Dr. Fenton did not receive an initial equity award in 2011. Instead, Dr. Fenton received a grant of 25,000 shares of restricted stock on January 3, 2012, which will fully vest upon the first anniversary of the date of grant. In January 2012, the Board of Directors also approved an annual equity award for each non-employee director (other than Dr. Fenton) of 25,000 shares of restricted stock that fully vested upon grant on January 3, 2012.

We determine the value of the grant to our non-employee directors under the 2009 Equity Incentive Plan of an option to purchase one share of Common Stock using the Black-Scholes-Merton valuation methodology and assumptions described in our financial statements to estimate the value of compensatory stock options and awards. All options granted to our non-employee directors are granted with an exercise price equal to the closing price of our Common Stock on the NASDAQ Global Market on the grant date.

The table below sets forth, for each non-employee director, the amount of cash compensation paid by us and the value of stock awards received from us for his or her service during 2011:

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash		Stock Awards ($)		Option Awards ($)(1)		Total ($)
Susan B. Bayh	$75,000		$189,000	(2)		(3)	$264,000
Richard B. Brewer	140,000	(4)	189,000	(2)		(3)	329,000
Gerardo Canet	92,000	(5)	189,000	(2)		(3)	281,000
Bogdan Dziurzynski, D.P.A	80,000	(6)	189,000	(2)		(3)	269,000
Dennis M. Fenton, Ph.D(7).	18,000		189,000	(2)		(3)	207,000
Pedro Granadillo	82,000		189,000	(2)		(3)	271,000
John H. Johnson(8)	30,000		314,003	(2)	$161,177	(9)	505,180
David C. Stump, M.D.	65,000		189,000	(2)		(3)	254,000
Douglas G. Watson	85,000	(10)	189,000	(2)		(3)	274,000

(1)	The compensation cost represents the aggregate fair value on the grant date as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) using the Black-Scholes-Merton (“BSM”) option pricing model. For more information about the assumptions we made in determining the grant date fair value, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As of December 31, 2011, our non-employee directors held options to purchase the following number of shares of Common Stock: Ms. Bayh, 59,363; Mr. Brewer, 14,192; Mr. Canet, 14,192; Dr. Dziurzynski, 42,863; Dr. Fenton, none; Mr. Granadillo, 14,192; Mr. Johnson, 20,886; Dr. Stump, 13,772; and Mr. Watson, 6,692.

(2)	Includes shares granted on January 3, 2012 for 2011 services. A grant of 25,000 shares to Dr. Fenton will vest on January 3, 2013. A grant of 10,443 shares to Mr. Johnson in his role as a non-employee director will vest on August 18, 2012. The remaining shares granted were fully vested on the grant date. The compensation cost represents the aggregate fair value on the grant date as determined in accordance with ASC 718. For more information about the assumptions we made in determining the grant date fair value, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Aside from the shares owned by Dr. Fenton and Mr. Johnson as described above, our non-employee directors did not hold any unvested stock awards as of December 31, 2011.

(3)	No stock options were granted for services rendered during the fiscal year ended December 31, 2011.

(4)	Amounts shown include retainer and Chair of the Board fee earned during 2011.

(5)	Amounts shown include retainer and Compensation Committee chair fee earned during 2011.

(6)	Amounts shown include retainer and Corporate Governance Committee chair fee earned during 2011.

(7)	Dr. Fenton joined the Board of Directors in November 2011.

(8)	Mr. Johnson joined the Board of Directors in August 2011 and served as an independent director until January 31, 2012, at which time he was appointed President and Chief Executive Officer. He received a grant of shares and options in August 2011 upon joining the Board of Directors and a grant of shares in January 2012 for 2011 services.

(9)	Stock options with a value of $161,177 were granted on August 18, 2011 and will vest on August 18, 2012. The compensation cost represents the aggregate fair value on the grant date as determined in accordance with ASC 718 using the BSM option pricing model. For more information about the assumptions we made in determining the grant date fair value, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(10)	Amounts shown include retainer and Audit Committee chair fee earned during 2011.

Under corporate governance principles adopted by our Board of Directors in 2005, our non-employee directors are encouraged to own stock in our Company as a long-term investment. In January 2012, the ownership target was reviewed and maintained. Our non-employee directors are encouraged to own stock in our Company in an amount equal to three times the annual general Board of Directors’ retainer, with five years to achieve such target after a director has joined our Board of Directors. As of December 31, 2011, each of our non-employee directors met their applicable ownership guideline, with the exception of Drs. Fenton and Stump, who are not yet subject to the guideline requirement as they have not yet met the length of service requirement.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Summary

Pay for Performance

The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and provide other benefits, the majority of our named executive officers’ compensation opportunity is based on variable pay.

Our Company failed to meet its forecasted 2011 revenue guidance, which resulted in a significant decline in the value of our Common Stock in 2011 and a corresponding decline in market capitalization. As a result, and consistent with our pay-for-performance philosophy, the Board of Directors (the “Board”) took the following actions:

•	Our named executive officers received no annual base salary increases for 2012 after moderate increases for 2011.

•

Except for Dr. Gold, who received none of his target annual cash bonus for 2011, our continuing named executive officers received only 50% of their target annual cash bonuses for 2011 because the Company failed to achieve the 2011 revenue goal, which counted for 50% of the 2011 performance goals.

In addition, our named executive officers who left their positions after the 2011 year-end forfeited 100% of their performance-based restricted stock awards granted in December 2010.

Corporate Governance and Pay Best Practices

The Compensation Committee of our Board and the Board’s independent members, assisted by the Compensation Committee’s independent compensation consultant, Mercer (US) Inc. (“Mercer”), stay informed of developing corporate governance and executive compensation best practices and strive to implement them. Our best practices include:

•

Adopting an annual Say on Pay advisory vote, commencing in 2011 and continuing at the Annual Meeting, consistent with the preference of the majority of stockholders who cast votes at the 2011 Annual Meeting of Stockholders and with management’s recommendation to our stockholders.

•	Providing no golden parachute excise tax gross-ups for any of our employees.

2011 Advisory Say on Pay Vote and Say on Pay Frequency Vote

At our 2011 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a “Say on Pay” vote. Approximately 97% of our stockholders approved the compensation of our named executive officers by casting a vote in favor of our 2011 Say on Pay resolution. Considering this vote and following the annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, in determining how often to hold a stockholder advisory vote on named executive officer compensation, the Board took into account our stockholders’ preference (approximately 86% of votes cast) for an annual vote at the 2011 Annual Meeting of Stockholders. Specifically, the Board determined that we will hold an annual advisory stockholder vote on our named executive officer compensation until considering the results of our next Say on Pay frequency vote.

Objectives of our Executive Compensation Program

Our Company’s mission is to discover, develop and commercialize novel therapeutics that may significantly improve cancer treatment options for patients. To achieve this mission, we seek to attract and retain the most talented executive officers and employees, reward them for helping achieve our business objectives and motivate them to enhance long-term stockholder value by achieving our financial, product commercialization, research and development and other corporate goals.

The goals of our executive compensation program closely align executive pay with achieving our Company’s business objectives and corporate performance. Each year, if we achieve our corporate objectives, our executive compensation program will reward our named executive officers for their role in helping us succeed in reaching our goals through successful completion of their responsibilities. We also expect that compensation for our executive officers will be less in years in which we do not achieve all of our corporate objectives. The Company’s focus during 2011 continued to heavily emphasize the successful commercialization of PROVENGE and revenue growth related targets, as well as market expansion and new product development. Our executive compensation performance objectives for 2011 were based solely on corporate goals, which we believe most directly aligns the interests of our executive officers with the interests of our stockholders.

This Compensation Discussion and Analysis explains our executive pay program as it relates to the following executive officers, including all individuals who served as Chief Executive Officer or Chief Financial Officer during the last fiscal year, the three other most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year and two additional individuals who were no longer serving as executive officers as of the end of the last fiscal year (named executive officers). Compensation information for the named executive officers is presented in the tables following this discussion in accordance with SEC rules, and stockholders are being asked to approve their compensation in an advisory (non-binding) vote discussed in Proposal 3 below:

Mitchell H. Gold, M.D.(1)	(Former) President and Chief Executive Officer

Gregory T. Schiffman	Executive Vice President, Chief Financial Officer and Treasurer

Hans E. Bishop(2)	(Former) Executive Vice President and Chief Operating Officer

Mark W. Frohlich, M.D.	Executive Vice President, Research and Development and Chief Medical Officer

Richard F. Hamm, Jr.(3)	(Former) Executive Vice President, General Counsel and Secretary

John E. Osborn(4)	(Former) Executive Vice President, General Counsel and Secretary
Richard J. Ranieri	Executive Vice President, Human Resources

(1)	Dr. Gold resigned from his position as President and Chief Executive Officer in January 2012, at which time Mr. John Johnson joined the Company as President and Chief Executive Officer. Dr. Gold will continue with the Company as Executive Chairman until June 30, 2012.

(2)	Mr. Bishop left his position as Executive Vice President and Chief Operating Officer in September 2011.

(3)	Mr. Hamm left his position as Executive Vice President and General Counsel in June 2011.

(4)	Mr. Osborn left his position as Executive Vice President and General Counsel in February 2012, but will continue to be employed in an executive advisory role until June 30, 2012.

Role of Our Compensation Committee

Our Company’s compensation policies and practices are developed by the Compensation Committee and implemented by our Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee’s responsibility is to review and consider management performance in achieving our corporate goals and to ensure that our Company’s compensation policies and practices are competitive and effective to motivate management, while avoiding inappropriate compensation-based risk. The authority and responsibilities of the Compensation Committee are set forth in its charter and include:

•	taking any and all actions that have been delegated by our Board of Directors with respect to determining the compensation of officers and employees of our Company;

•

proposing the adoption, amendment and termination of equity incentive plans, stock purchase plans, and tax-qualified profit sharing plans, and other similar programs, which we refer to as our compensation plans;

•	determining participation in and granting awards under our compensation plans; and

•	reviewing, advising and approving such other compensation matters as our Board of Directors may wish.

Our Compensation Committee also considers the results of any stockholder advisory votes to approve the compensation of our named executive officers. Our Compensation Committee met nine times in 2011. The Compensation Committee held discussions with senior management, approved compensation plan awards, reviewed and established our corporate objectives, which are also approved by the Board of Directors, and reviewed the elements and structure of the total compensation packages for our executive officers for 2011.

Role of our Compensation Consultant and Benchmarking Practices for 2011 Compensation Decisions

Independent Compensation Consultant

In 2011, the Compensation Committee retained the services of an external compensation consultant, Mercer. The mandate of the consultant was to assist the Compensation Committee in its review of executive compensation practices, including the competitiveness of pay levels, retention programs, executive compensation design issues, market trends, and technical considerations. The Compensation Committee regularly evaluated Mercer’s performance and has the final authority to engage and terminate Mercer.

During 2011, Mercer advised the Compensation Committee in (i) determining base salaries for executive officers, (ii) establishing the range of potential awards for executive officers under our annual cash bonus program and (iii) determining individual equity grant levels for executive officers. While the Corporate Governance Committee reviews non-employee director compensation pursuant to its charter, Mercer also advises the Compensation Committee, in conjunction with the Corporate Governance Committee, on such matters.

Mercer occasionally provides services or information to the Company’s management in order to structure compensation programs and guidelines for non-executive employees. The aggregate fees paid for those other services in 2011 did not exceed $120,000. The Compensation Committee or the Chair of the Compensation Committee must pre-approve any services provided by Mercer that are unrelated to executive and director compensation matters. Our Compensation Committee has determined that the provision by Mercer of services unrelated to executive and director compensation matters in fiscal year 2011 were compatible with maintaining the objectivity of Mercer in its role as compensation consultant to the Compensation Committee and that the consulting advice it received from Mercer was not influenced by Mercer’s other relationships with the Company. The Compensation Committee is sensitive to the concern that services provided by Mercer or its affiliates to management, and the related fees, could impair the objectivity and independence of Mercer, and the Compensation Committee believes that it is important that objectivity be maintained. However, the Compensation Committee also recognizes that the services provided by Mercer to management are valuable to the Company and that it could be inefficient and not in the Company’s interest to use a separate firm to provide those services at this time.

Benchmarking

In June 2010, our Compensation Committee surveyed and reviewed the expertise of various independent compensation consultants. In July 2010, the Compensation Committee retained Mercer to conduct a comprehensive competitive review of our executive and equity compensation programs and the total compensation of each of our named executive officers in light of significant Company change and growth during the first part of the year. As part of its review, Mercer collected and analyzed competitive compensation data and compared the Company’s current compensation levels to market. Mercer also reviewed and made recommendations regarding our peer group. In October 2010, Mercer presented the results of its review to the Compensation Committee. The peer group proposed by Mercer included companies in the biotech and pharmaceuticals industries with a market capitalization range of approximately $1.2 billion to $26.5 billion. Our Compensation Committee agreed that the peer group selected by Mercer was appropriate given our Company’s market capitalization growth during 2010 and also after considering the need to compete effectively in recruiting top talent from companies such as those in the peer group. The peer group approved by our Compensation Committee in October 2010 consisted of:

•	Alexion Pharmaceuticals, Inc.

•	Amylin Pharmaceuticals, Inc.

•	Auxilium Pharmaceuticals, Inc.

•	Biogen Idec Inc.

•	BioMarin Pharmaceutical Inc.

•	Celgene Corporation

•	Cephalon, Inc.

•	Cubist Pharmaceuticals, Inc.

•	Endo Pharmaceuticals Holdings Inc.

•	Genzyme Corporation

•	Human Genome Sciences, Inc.

•	King Pharmaceuticals, Inc.

•	Onyx Pharmaceuticals, Inc.

•	Salix Pharmaceuticals, Ltd.

•	United Therapeutics Incorporated

•	Vertex Pharmaceuticals.

The peer group was developed in 2010 to reflect our rapidly evolving transition to a commercial company. The Compensation Committee used the peer group created in 2010 for 2011 pay decisions.

In June 2011, the Compensation Committee again engaged Mercer to analyze its executive compensation program. As part of its review, Mercer collected and analyzed competitive compensation data and compared the Company’s current compensation levels to the market peer group, and reviewed and made recommendations regarding changes to the Company’s peer group. In November 2011, Mercer presented the results of its review to the Compensation Committee. In determining the peer group, Mercer considered such things as market capitalization, revenue size, number of employees, and region of the country. As a result of our significant decline in market capitalization in 2011, Mercer recommended removing some of the larger companies that had been added in 2010. The peer group proposed by Mercer in the November 2011 report included companies with a market capitalization range between approximately $799 million and $12.5 billion. Our Compensation Committee agreed that the peer group selected by Mercer was appropriate given our Company’s decline in market capitalization during 2011 as a result of slower than anticipated product sales growth. The peer group approved by our Compensation Committee in November 2011 consisted of:

•	Alexion Pharmaceuticals, Inc.

•	Amylin Pharmaceuticals, Inc.

•	Auxilium Pharmaceuticals, Inc.

•	BioMarin Pharmaceutical Inc.

•	Cubist Pharmaceuticals, Inc.

•	Human Genome Sciences, Inc.

•	Onyx Pharmaceuticals, Inc.

•	Salix Pharmaceuticals, Ltd.

•	United Therapeutics Incorporated

•	Vertex Pharmaceuticals.

Our Compensation Committee uses the peer group as a tool to evaluate overall compensation for the named executive officers. As part of this analysis, our Compensation Committee heavily considers the need to compete effectively in recruiting top talent from companies such as those in the peer group. As a result, our Compensation Committee uses total compensation targeted at the 50th percentile for comparable positions within our peer group of companies as a guide for making compensation decisions for the named executive officers.

Each year, our Compensation Committee reviews a tally sheet setting forth all components of total compensation paid and payable to our executive officers, including base compensation, annual cash incentives, long-term incentives consisting of equity awards, accumulated realized and unrealized stock option and restricted stock awards, and potential change of control and severance benefits. This tally sheet highlights the effect of compensation decisions made over time on each executive officer’s total compensation. The tally sheet helps our

Compensation Committee see the equity stake that each of our executive officers holds in the Company, which is then used to review and evaluate potential equity awards in the current fiscal year. Our Compensation Committee reviewed a tally sheet for 2011 as one of multiple sources of information in making decisions on executive compensation.

Role of our Management Team

We encourage appropriate involvement by our senior management team in determining our compensation practices. In general, our senior management team supports our Compensation Committee in developing and implementing our executive compensation program. As part of the annual compensation review, our human resources management team reviews other independent compensation consultants’ survey data for comparable biotechnology companies to provide input on recommendations by our independent compensation consultant regarding executive compensation, considering factors such as individual contributions and industry and competitive considerations. Our Chief Executive Officer, Executive Vice President, General Counsel and Secretary, as well as our Executive Vice President, Human Resources regularly attended Compensation Committee meetings in 2011 (recusing themselves when their compensation was deliberated). In addition, in 2011, the Compensation Committee engaged in executive sessions without management present as necessary.

Executive Compensation Programs Design Considerations

The objective of our executive compensation program is to attract, motivate and retain highly qualified employees, including senior executive officers, to help us achieve our business objectives. The principal components of our executive compensation program are base salary, annual cash incentives and long-term equity incentives. In 2011, our Compensation Committee determined the amounts to recommend to the Board of Directors for each compensation element for each named executive officer based on management recommendations, any relevant consultant recommendations and benchmarking reviews, as well as the Compensation Committee’s review of past corporate performance and goals for future corporate performance.

The Compensation Committee designed the elements of our executive compensation program, and, with the Board of Directors, made decisions regarding the amount paid for each element, to work together to meet our overall compensation objectives. In 2011, the Compensation Committee reviewed the total compensation arrangement for each executive officer and our executive officers as a group in making decisions regarding each element of compensation. This review considered corporate performance as it impacted the level of individual compensation incentives. Our 2011 executive compensation program was designed to emphasize incentive compensation components that reflect our overall strategic advancement during 2011 with respect to designated corporate goals and individual contributions. As a result of the benchmarking activities described above, our Compensation Committee chose each component of our 2011 executive compensation program to appropriately motivate and reward our executives within the highly competitive biotechnology industry and geographic region of our operations.

Our long-term incentive program is designed to deliver a significant portion of each named executive officer’s total direct compensation in the form of equity (which for 2011 consisted restricted stock awards). This creates incentives for long-term performance and promotes alignment with stockholder interests over the relevant periods. In this way, our named executive officers will receive substantially increased compensation if our stockholders experience increased value, instead of simply receiving median salary compensation adjustments year-after-year, regardless of Company performance.

Analysis of 2011 Executive Compensation Components

In 2011, the Compensation Committee reviewed our total compensation for executive officers and each compensation element through benchmarking processes to ensure the competitiveness of both our executive compensation program as a whole and the total compensation packages for our named executive officers. The principal components for the compensation of our named executive officers are:

•	base salary;

•	annual cash incentive, which is determined each year based on the achievement of Company objectives; and

•	long-term equity incentives.

Base Salary.    We pay base salary to attract and retain executives and to remain comparable with our peer companies. We establish the other key components of each named executive officer’s compensation package, including annual cash incentives and long-term equity incentives, with reference to his or her base salary. Our Compensation Committee uses base salaries targeted at the 50th percentile for comparable positions within our peer group of companies as a guide for making compensation decisions for the named executive officers.

We establish base salaries for our named executive officers when they join our Company or upon promotion and review the base salaries annually. When reviewing base salaries for 2011, the Compensation Committee and Board of Directors considered corporate performance and executive performance in 2010, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In setting 2011 base salaries, the Compensation Committee considered the Mercer survey data and determined to recommend moderate increases in the base salary of our executive officers to maintain a market competitive position. With respect to decisions made for 2012, the Compensation Committee determined to recommend against implementing any increases in base cash compensation to the named executive officers because our Company failed to meet its forecasted 2011 revenue guidance, which was a significant corporate goal. For more information about our base salaries for 2009, 2010 and 2011, see “Executive Compensation — Summary Compensation Table” below.

Annual Cash Incentives.    Annual cash incentive target opportunities are established each year as a percentage of base salary for each executive officer. Annual cash incentive awards are paid out based on our achievement of corporate objectives in accordance with the Dendreon Corporation Incentive Plan, which encompasses our cash bonus program. Our named executive officers may earn annual cash incentive awards based on pre-established corporate objectives, which reflects our pay-for-performance philosophy. These objectives may be modified during the year if deemed appropriate by the Compensation Committee and our Board of Directors.

In December 2010, the Compensation Committee recommended for full Board approval 2011 annual cash incentive target opportunities for our named executive officers except Mr. Osborn. The Board approved these annual cash incentive target opportunities. Mr. Osborn’s annual cash incentive target opportunity was established at the time he joined the Company in August 2011. Annual cash incentives are based on each officer’s title and responsibilities consistent with comparable executive officer functions within the Company and available survey data. Our named executive officers’ 2011 target cash incentive opportunities, as a percentage of base salary, were: Dr. Gold, 100%; Mr. Bishop, 65%; and for each of Messrs. Hamm, Osborn, Ranieri, and Schiffman, and Dr. Frohlich, 50%. These target cash percentages are set forth in each executive’s employment agreement.

These target cash incentive percentages were based on Mercer’s reports as to their relative competitiveness and the expected ability of each executive officer to impact corporate performance. Our Compensation Committee targets cash incentive percentages at the 50th percentile for comparable positions within our peer group of companies as a guide for making compensation decisions for the named executive officers.

Our Compensation Committee may recommend the Board adjust the target annual cash incentive awards to reflect changes in corporate circumstances during the year. In 2011, the Compensation Committee did not recommend adjustments from the initial targets established for the year.

Our Company’s most critical goals for 2011 were to achieve commercial growth and adoption of PROVENGE as a preferred treatment option for men with advanced prostate cancer, as well as to support expansion of the global market for PROVENGE and pursue development of new products. To achieve these goals, we established the following event-driven corporate objectives for 2011 under the Dendreon Corporation Incentive Plan:

•	Goal 1: Achieve annual gross revenue of $375 million (50% weighting);

•

Goal 2: Maintain 100% product manufacturing compliance, no material compliance deviations, and a 90% or greater product success rate for PROVENGE in the commercial setting, starting from the point of successful apheresis collection; and execute on the increase of our manufacturing capacity by obtaining FDA licenses for the expansion of our New Jersey facility by April 2011, our California facility by third quarter 2011 and our Georgia facility by fourth quarter 2011 (20% weighting);

•	Goal 3: File our Marketing Authorization Application (“MAA”) for PROVENGE by the end of 2011 (15% weighting); and

•

Goal 4: Obtain clearance of our Investigational New Drug Application (“IND”) for Her2/neu ACI in the first quarter of 2011 and enroll the first patients during the third quarter of 2011 (15% weighting).

For the named executive officers other than himself, the Chief Executive Officer retains discretion to award payouts. The Chief Executive Officer has a pool of money for the named executive officers based on the aggregate accomplishment of the corporate goals pursuant to the Dendreon Corporation Incentive Plan. The Chief Executive Officer has discretion to award payments to the named executive officers from this pool as he deems appropriate and may take into consideration a named executive officer’s performance in his or her role and achievement of individual goals when deciding the amount of such individual’s annual cash incentive award. For annual cash incentive awards for 2011, individual goals and named executive officers’ achievement of such goals were not taken into consideration in determining the amounts of annual cash incentive awards.

For 2011, the Company achieved goals, 2, 3 and 4 but did not achieve goal 1. Therefore, the Board of Directors, in its sole discretion, approved achievement of 110% for goal 2, 90% for goal 3, and 100% for goal 4, but 0% for goal 1. Accordingly, except for Dr. Gold, who received none of his target annual cash bonus for 2011, the annual cash incentive payouts to our named executive officers with the Company at 2011 year end were only 50% of their target opportunities. The Compensation Committee’s recommendation in this regard was approved by our Board in light of the Company’s significant failure to meet its forecast revenue targets for 2011.

Long-Term Equity Incentives.    We provide long-term equity incentive opportunities to our named executive officers to align their pay with our stockholders’ ownership interests and to motivate them to achieve specific operating goals that will generate stockholder value.

The Compensation Committee has not granted, and does not intend to grant in the future, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend to time in the future, the release of material nonpublic information based on equity award grant dates.

We have historically made incentive equity awards during December and January each year. Additionally, if an executive officer or a designated key employee is hired during the year, a grant is generally made at the time of his or her hire. In recommending annual equity incentive awards for 2011 at year-end 2010, the Compensation Committee considered the Mercer report in determining the appropriate target dollar values for executive officer grants, and then agreed on award amounts with a target dollar value for each named executive officer. This award value was converted to the number of shares underlying the equity grants in restricted stock. The Compensation Committee also considered the number and potential value of vested and unvested outstanding options, and prior vested and unvested restricted stock awards held by our named executive officers. The Compensation Committee approved performance-based grants of restricted stock to its executive officers in December 2010 with a one-year vesting schedule solely based on a company revenue performance metric for the 2011 fourth quarter. The performance metric was not achieved and these shares were forfeited by each of the named executive officers remaining with the Company at the end of 2011.

In December 2011 and January 2012, the Compensation Committee recommended, and the Board approved, grants of restricted stock only to our named executive officers remaining with the Company in January 2012. As a result of the significant volatility of the Company’s stock in the second half of 2011 and the decline in stock value, a substantial majority of the Company’s named executive officers’ stock options were priced well over the value of the underlying shares. However, the Board wanted to provide equity awards that would have value to our named executive officers upon vesting, regardless of a change in stock price, for retention purposes. As a result, the Compensation Committee determined that there was a strong need to offset the decline in value of outstanding equity incentives. In January 2012, the Compensation Committee decided to grant only restricted stock because of the inherent value of restricted stock and its ability to continue to serve as an incentive during high stock price fluctuation.

Grants to each of the Company’s named executive officers remaining with the Company as of January 2012, with the exception of Dr. Gold, had service-based vesting. Dr. Gold’s January 2012 restricted stock award, discussed further below, was to vest over three years based solely on performance metrics for each of 2012, 2013 and 2014. In January 2012, service-based restricted stock awards vesting over a four-year period beginning on the grant date with 25% of the award vesting on the first anniversary of the grant date, and the remaining shares vesting quarterly over the next three years, were granted as follows: for each of Dr. Frohlich and Messrs. Osborn and Schiffman, 150,000 shares; for Mr. Ranieri, 200,000 shares.

For Dr. Gold, the Compensation Committee recommended, and the Board approved, a performance-based restricted stock award, of which 153,334 shares were to vest upon the achievement of certain Company internal financial goals in 2012, and 153,333 shares were to vest for each of the years 2013 and 2014 upon the achievement of certain Company internal goals that were to be subsequently determined and approved by the Board. Pursuant to the terms of his employment agreement, Dr. Gold’s unvested equity awards, including the performance-based restricted stock award discussed above, will vest upon the termination of his employment with the Company on June 30, 2012.

Mr. Osborn joined our Company in August 2011. As part of his new hire equity grant, on September 30, 2011 he received a stock option to purchase 74,000 shares of Common Stock vesting over four years, with 25% vesting after the first year and the remaining shares vesting monthly thereafter assuming continued employment. Also on that date he received 37,000 shares of restricted stock vesting over four years, with 25% vesting after the first year and the remaining shares vesting quarterly thereafter assuming continued employment.

Equity Incentive Plans. In August 2011, the value of the Company’s Common Stock declined significantly after the Company announced that it would not meet its forecasted 2011 revenue guidance. By year end, the exercise prices of a substantial majority of the Company’s outstanding options were significantly greater than the value of the underlying shares. The Compensation Committee and Board recognized a critical need to retain the Company’s executives and key employees and decided to grant a significant number of equity awards in January 2012. These grants largely depleted the 2009 Equity Incentive Plan share reserve. Because of the critical need to offer competitive equity awards to attract new hires, in January 2012 the Board adopted the 2012 Equity Incentive Inducement Award Plan. This plan is further discussed under Proposal 2 in connection with the Company’s request for stockholders to approve an increase in the number of shares authorized for issuance under the Company’s 2009 Equity Incentive Plan. The 2012 Equity Inducement Award Plan will be terminated as to future grants if Proposal 2 is approved by our stockholders.

Perquisites and Other Elements of Compensation. We do not provide significant perquisites to our named executive officers. In 2011, we paid for executive disability insurance premiums for Drs. Gold and Frohlich, and Messrs. Bishop, Osborn, Ranieri and Schiffman. Our $4,000 matching 401(k) plan contribution was available to all of our employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers to attract and retain executives and to remain competitive in our industry. In November 2011, after evaluating the Company’s practices regarding severance benefits for executives and the market competitiveness of such policies, the Compensation Committee approved an amended form of executive employment agreement. Mercer, the Company’s independent compensation consultant, helped with this review. The amendment increased the amount of sev-

erance for a named executive officer’s termination without cause or for good reason (as defined in the applicable agreement) in order to be consistent with the market. The amended employment agreements did not alter or increase the current base salary and cash incentive target for any of the Company’s executive officers and did not change amounts payable in the event of a change in control; furthermore, the amendment did not alter the definitions of “Cause,” “Change in Control” or “Good Reason,” or change the restrictive covenants that may apply following the executive’s termination of employment. Each of our named executive officers continues to be employed on an at-will basis without a specified term. For more information about our executive employment agreements, see “Executive Compensation — Summary of Executive Employment Agreements and Compensatory Terms” below.

Post-Termination Compensation and Benefits

The employment agreements of the named executive officers provide for certain post-termination payments and benefits as follows:

•	Severance generally

Upon termination without cause or resignation for good reason (as defined in the applicable employment agreement), our named executive officers other than our Chief Executive Officer will receive a lump-sum payment equal to 125% of their base salary and 125% of the target annual cash incentive award identified for the relevant year, and our Chief Executive Officer will receive a lump-sum payment equal to 150% of his base salary and 150% of the target annual cash incentive award identified for the relevant year. In addition, each executive will receive full acceleration of all stock options and restricted stock awards held by him or her, be entitled to payment for continued health benefits coverage by us for up to 18 months, and receive up to $10,000 for moving expenses or outplacement services.

Upon termination for cause or voluntary termination other than for good reason by an executive, we will not pay any additional benefits other than for accrued and unpaid salary and vacation.

•	Severance payable in connection with a change of control

In the event of termination without cause or for good reason (as defined in the applicable employment agreement) on or within twelve months following a change of control (as defined in the applicable employment agreement) or three months prior thereto and in anticipation thereof, our named executive officers other than our Chief Executive Officer will receive a lump-sum payment equal to 150% of their base salary and 150% of the target annual cash incentive award identified for the relevant year. Our Chief Executive Officer will receive a lump-sum payment equal to 200% of his base salary and 200% of the target annual cash incentive award identified for the relevant year. In addition, each executive will receive full acceleration of all stock options and restricted stock awards held by him or her, be entitled to payment for continued health benefits coverage by us for up to 18 months, and receive up to $10,000 for moving expenses or outplacement services.

•	Severance payable in the event of other terminations (death or disability)

Upon death, a named executive officer’s beneficiary will continue to receive the executive’s annual base salary up to the earlier of six months or the commencement of death benefits, and the stock options and restricted stock awards held by the executive will be subject to full acceleration.

Upon disability, a named executive officer will receive a cash lump sum in an amount equal to half of the executive’s annual base salary, and the executive will receive full acceleration of all stock options and restricted stock awards held by him or her.

•	No tax gross-up benefits

None of our executive employment agreements includes a gross-up for excise taxes that would be payable by an executive on benefits in excess of the amount permitted under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The executive employment agreements provide that we will either pay the entire severance amount to the named executive officer, who will then be subject to and responsible for the excise tax, or we will reduce the severance to be paid to an amount low enough to avoid the tax to the executive, whichever alternative is the better result for the executive.

For more information about our amended executive employment agreements, see “Executive Compensation — Summary of Executive Employment Agreements and Compensatory Terms” below. In reviewing and evaluating the compensation and benefits payable under these arrangements in effect during 2011 and as updated in November 2011, the members of our Compensation Committee relied on their knowledge of similar post-termination arrangements for other companies with which the members were affiliated or familiar and guidance from Mercer. For more information about our post-termination compensation and benefits, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” below.

Stock Ownership and Retention Guidelines

We have not adopted stock ownership or equity retention guidelines for our named executive officers. To date, our compensation programs have been heavily weighted toward long-term equity incentives, and each of our named executive officers has a sizable equity interest in the Company, which consists of both stock options exercisable for shares of Common Stock and restricted Common Stock. Accordingly, the Compensation Committee has not determined that ownership or equity retention guidelines are necessary at this time. We may consider adopting equity ownership guidelines in the future if we determine it is appropriate and in the best interests of our Company and our stockholders.

Tax and Regulatory Considerations

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code. Deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers, and our Compensation Committee may, in its judgment, authorize compensation payments that do not qualify as performance-based compensation when it believes such payments are appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

From the members of the Compensation Committee of the Board of Directors,

Pedro Granadillo (Chair)

Susan B. Bayh

Gerardo Canet

Bogdan Dziurzynski, D.P.A.

EXECUTIVE OFFICERS

Our executive officers and their positions and ages as of April 27, 2012 are as follows:

Name	Age	Position
John H. Johnson[1]	54	President and Chief Executive Officer
Joseph I. DePinto	45	Executive Vice President, Commercial Operations
Mark W. Frohlich, M.D.	50	Executive Vice President for Clinical Affairs and Chief Medical Officer
Christine Mikail	34	Executive Vice President, Corporate Development, General Counsel and Secretary
Robert S. Poulton	55	Executive Vice President, Technical Operations
Richard J. Ranieri	60	Executive Vice President, Human Resources
Gregory T. Schiffman	55	Executive Vice President, Chief Financial Officer and Treasurer

1.	The biographical information for Mr. Johnson is provided in “Proposal 1 — Election of Directors” above.

Joseph I. DePinto has served as our Executive Vice President, Commercial Operations since February 2012. Previously, Mr. DePinto served as Vice President Product Champion at ImClone Systems, a wholly-owned subsidiary of Eli Lilly, for IMC-11F8 (necitumumab) from July 2010 until February 2012. Prior to that time, Mr. DePinto served as Vice President of U.S. Sales and Marketing at Abraxis Bioscience, an oncology biotech company and now a wholly-owned subsidiary of Celgene Corporation, from October 2009 until March 2010. Mr. DePinto also served as Vice President, Commercial Operations for ImClone Systems, a wholly-owned subsidiary of Eli Lilly and Company, from July 2008 until October 2009, and Global Marketing Leader of Oncology Therapeutics at Johnson & Johnson Pharmaceutical Services, Inc. from January 2006 until July 2008. Mr. DePinto has spent 20 years of his career working in oncology at both large pharmaceutical and biotech companies. He earned his Bachelor of Science in Marketing and his Master of Business Administration in Pharmaceutical Chemical Studies from Fairleigh Dickinson University.

Mark W. Frohlich, M.D. has served as our Executive Vice President of Research and Development and Chief Medical Officer since March 2011 and prior to that time served as our Executive Vice President for Clinical Affairs and Chief Medical Officer from December 2010 to March 2011. Previously, Dr. Frohlich served as our Senior Vice President for Clinical Affairs and Chief Medical Officer from January 2008 to December 2010. Dr. Frohlich also served as our Vice President of Clinical Affairs from April 2006, and from August 2005, served as our Senior Medical Director. Prior to joining Dendreon, Dr. Frohlich was Vice President and Medical Director at Xcyte Therapies, Inc., a biotechnology company, from October 2001 to July 2005. From 1998 to 2001, Dr. Frohlich was a member of the faculty of the University of California at San Francisco where he served as an assistant professor in the Division of Hematology/Oncology. Dr. Frohlich received a Bachelor of Science in electrical engineering and economics from Yale University and an M.D. from Harvard Medical School.

Christine Mikail Cvijic (“Christine Mikail”) has served as our Executive Vice President, Corporate Development, General Counsel and Secretary since February 2012 and previously served as Senior Vice President, Corporate Strategy and Corporate Development at Savient Pharmaceuticals, Inc., a specialty biopharmaceutical company, from February 2011 until February 2012. From March 2008 until February 2011, Ms. Mikail held several positions at ImClone Systems Corporation, a wholly owned subsidiary of Eli Lilly and Company, and served as Vice President, General Counsel and Secretary prior to her departure. Prior to that time, Ms. Mikail worked at the law firms of Reed Smith LLP from August 2005 until March 2008, Lowenstein Sandler PC from 2004 until 2005, and WilmerHale during 2001 and from 2002 until 2004. She earned her Bachelor of Arts from Rutgers University and J.D. from Fordham University School of Law.

Robert S. Poulton has served as our Executive Vice President, Technical Operations since February 2012 and previously served as our Senior Vice President of Global Quality since joining us in November 2010. Prior to that time, he served as Senior Vice President, CMC (Chemistry, Manufacturing and Control), Conformance and Compliance of Wyeth, a wholly owned subsidiary of Pfizer Inc., from June 2007 until October 2010, and was Senior Vice President, International Operations and Global Supply Chain at Wyeth from February 2006 until

June 2007. Mr. Poulton currently serves on the board of Epicor BioNetworks Inc., a biotechnology company. Mr. Poulton received a BSC Honours from Brighton Polytechnic and is a Fellow of the Royal Society of Chemistry.

Richard J. Ranieri, has served as our Executive Vice President, Human Resources since December 2010. Mr. Ranieri joined us in April 2010 as our Senior Vice President, Human Resources. Mr. Ranieri joined Dendreon from Sepracor, Inc., where he served as the Executive Vice President of Human Resources and Administration from August 2008 to April 2010. Mr. Ranieri previously served as the Senior Vice President of Human Resources and Chief Administrative Officer at Neurocrine Biosciences from June 2005 to August 2008, where he was responsible for managing and directing the human resources, corporate communications, operations and purchasing functions of the company. Additionally, Mr. Ranieri served as the Senior Vice President of Human Resources for Genencor International and held several senior human resources and sales management positions at SmithKline Beecham. Mr. Ranieri received a Master of Science from Rider College and a Bachelor of Arts from Villanova University.

Gregory T. Schiffman, has served as our Executive Vice President, Chief Financial Officer and Treasurer since December 2010. Mr. Schiffman joined us in December 2006 as Senior Vice President, Chief Financial Officer and Treasurer. Prior to that time, Mr. Schiffman was the Executive Vice President and Chief Financial Officer of Affymetrix, Inc., a manufacturer of genetic analysis products. He served as Affymetrix’s Vice President of Finance from March 2001 and was appointed Vice President and Chief Financial Officer in August 2001. At Affymetrix, Mr. Schiffman was promoted to Senior Vice President in October 2002 and to Executive Vice President in February 2005. Prior to joining Affymetrix, Mr. Schiffman was Vice President, Controller of Applied Biosystems, Inc. from October 1998. From 1987 through 1998, Mr. Schiffman held various managerial and financial positions at Hewlett Packard Company. Mr. Schiffman served as a director of Vnus Technologies, Inc., a medical device company from April 2006 until July 2009, Xenogen Corporation, a life sciences tools company from January 2005 until August 2006, and Impac Software Medical Systems, Inc., an information systems company making products for managing radiation and medical oncology practices from February 2003 until April 2005. Mr. Schiffman received a Bachelor of Science from De Paul University and a Master of Business Administration from the Kellogg School at Northwestern University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned during 2009, 2010 and 2011 by our principal executive officer, principal financial officer, our three other most highly-paid executive officers serving as executive officers at the end of the last completed fiscal year, and two executive officers who each would have been one of our three most highly compensated executive officers but was not serving as an executive officer at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(8)	Total ($)
Mitchell H. Gold, M.D., Formerly President and Chief Executive Officer(4)	2011	$785,000	$2,000,001	$—	$—	$5,699	$2,790,700
	2010	630,000	1,606,500	2,343,199	668,000	6,674	5,254,373
	2009	550,000	806,750	2,045,695	387,750	17,218	3,807,413

Gregory T. Schiffman, Executive Vice President, Chief Financial Officer and Treasurer	2011	437,000	750,005	—	109,250	6,922	1,303,177
	2010	416,000	535,500	878,704	198,500	8,598	2,037,302
	2009	374,400	391,850	681,897	175,968	7,032	1,631,147

Mark W. Frohlich, M.D., Executive Vice President, Research and Development and Chief Medical Officer	2011	446,667	750,005	—	112,500	7,311	1,316,483
	2010	360,000	642,600	878,704	171,700	7,794	2,060,798
	2009	336,000	391,850	818,278	157,290	6,513	1,709,931

Richard J. Ranieri, Executive Vice President, Human Resources	2011	400,000	750,005	—	100,000	120,687	1,370,692
	2010	246,800	1,892,100	2,509,579	170,000	128,831	4,947,310
	2009	—	—	—	—	—	—

John E. Osborn(5), Formerly Executive Vice President, General Counsel & Secretary	2011	153,461	454,360	426,256	112,500	116,062	1,262,639
	2010	—	—	—	—	—	—
	2009	—	—	—	—	—	—

Hans E. Bishop(6), Formerly Executive Vice President and Chief Operating Officer	2011	460,382	1,000,018	—	255,938	521,081	2,237,419
	2010	448,600	3,047,000	1,171,598	215,000	46,918	4,929,116
	2009	—	—	—	—	—	—

Richard F. Hamm, Jr.(7), Formerly Executive Vice President, General Counsel & Secretary	2011	232,088	625,016	—	145,125	329,307	1,331,536
	2010	381,000	535,500	732,246	181,700	8,417	1,838,863
	2009	342,342	391,850	681,897	160,901	8,478	1,585,468

(1)	The compensation cost represents the aggregate fair value on the grant date, as determined in accordance with ASC 718 using the BSM option pricing model for option awards and based on the stock price on the date of grant for stock awards. For more information about the assumptions we made in determining the grant date fair value, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These columns include the value of the awards granted during the relevant calendar year.

(2)	In December 2010, we granted restricted stock awards with certain performance conditions to executives. The awards granted to the named executive officers would have fully vested if certain financial performance goals were met in 2011. These financial performance goals were not met; therefore these awards were forfeited in January 2012. In accordance with ASC 718, we considered whether achievement of the performance conditions was probable and recorded compensation expense based upon this assessment. As of December 31, 2010, a zero value had been assigned to the restricted stock awards. If achievement of the performance conditions were considered to have been probable at the date of grant, the following values would have been assigned to the restricted stock awards as of such date: Dr. Gold, $1,307,600; Mr. Schiffman, $373,600; Dr. Frohlich, $373,600; Mr. Ranieri, $373,600; Mr. Bishop, $1,008,720; and Mr. Hamm, $373,600.

(3)	For executives employed as of December 31, 2011, amounts shown reflect the named executive officers’ annual cash incentive payouts for 2011 performance, as further discussed above under “Compensation Discussion and Analysis.” These amounts were recommended by the Compensation Committee and approved by our Board of Directors at its December 1, 2011 meeting and were paid in January 2012. For executives terminated during 2011, amounts shown reflect payments made on termination as per the terms of the Executive Employment agreements. For executives employed as of December 31, 2010, amounts shown reflect the named executive officers’ annual cash incentive payouts for 2010 performance. These amounts were recommended by the Compensation Committee and approved by our Board of Directors at its December 7, 2010 meeting and were paid in January 2011. For executives employed as of December 31, 2009, amounts shown reflect the named executive officers’ annual cash incentive payouts for 2009 performance. These amounts were recommended by the Compensation Committee and approved by our Board of Directors at its December 8, 2009 meeting and were paid in January 2010.

(4)	Effective January 31, 2012, John H. Johnson was appointed President and Chief Executive Officer.

(5)	Mr. Osborn served as Executive Vice President, General Counsel and Secretary from August 31, 2011 until February 2012, and will continue to be employed in an executive advisory role until June 30, 2012.

(6)	Mr. Bishop served as Executive Vice President and Chief Operating Officer until September 30, 2011 and provided transitional consulting services from October 1, 2011 until December 31, 2011.

(7)	Mr. Hamm served as Executive Vice President, General Counsel and Secretary until June 2, 2011.

(8)	Amounts shown include:

Name	Year	401(k) Employer Match ($)	Insurance Premiums ($)(i)	Severance ($)	Miscellaneous ($)(ii)	Total ($)
M. Gold, M.D.	2011	$4,000	$1,699	$—	$—	$5,699
	2010	4,000	1,699	—	975	6,674
	2009	4,000	1,021	—	12,197	17,218
G. Schiffman	2011	4,000	2,922	—	—	6,922
	2010	4,000	2,922	—	1,676	8,598
	2009	4,000	1,927	—	1,105	7,032
M. Frohlich, M.D.	2011	4,000	2,411	—	900	7,311
	2010	4,000	2,411	—	1,383	7,794
	2009	4,000	1,597	—	916	6,513
R. Ranieri	2011	4,000	—	—	116,687	120,687
	2010	4,000	—	—	124,831	128,831
	2009	—	—	—	—	—
J. Osborn	2011	4,000	544	—	111,518	116,062
	2010	—	—	—	—	—
	2009	—	—	—	—	—
H. Bishop	2011	4,000	2,563	393,750	120,768	521,081
	2010	4,000	1,922	—	40,996	46,918
	2009	—	—	—	—	—
R. Hamm	2011	4,000	2,807	322,500	—	329,307
	2010	4,000	2,807	—	1,610	8,417
	2009	4,000	1,679	—	2,799	8,478

(i)	Consists of executive disability insurance premiums.

(ii)	For Mr. Bishop, Mr. Osborn and Mr. Ranieri, consists of relocation assistance and other incidental benefits.

2011 Grants of Plan-Based Awards Table(1)

Name	Grant Date	Date of Board Action (2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Threshold) ($)(6)	Estimated Future Payouts Under Non-Equity Incentive Plan Award (Target) ($)(6)	Estimated Future Payouts Under Non-Equity Incentive Plan Award (Maximum) ($)(6)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Mitchell H. Gold, M.D.	1/20/11	12/07/10		—	—	—	56,101	(5)	—		$—	$2,000,001
	—	—		196,250	785,000	1,059,750	—		—		—	—
Gregory T. Schiffman	1/20/11	12/07/10		—	—	—	21,038	(5)	—		—	750,005
	—	—		54,625	218,500	294,975	—		—		—	—
Mark W. Frohlich, M.D.	1/20/11	12/07/10		—	—	—	21,038	(5)	—		—	750,005
	—	—		56,250	225,000	303,750	—		—		—	—
Richard J. Ranieri	1/20/11	12/07/10		—	—	—	21,038	(5)	—		—	750,005
	—	—		50,000	200,000	270,000	—		—		—	—
John E. Osborn	9/30/11	8/10/11	(7)	—	—	—	—		74,000	(3)	9.00	426,256
	9/30/11	8/10/11	(7)	—	—	—	37,000	(4)	—		—	454,360
	—	—		56,250	225,000	303,750	—		—		—	—
Hans E. Bishop	1/20/11	12/07/10		—	—	—	28,051	(5)	—		—	1,000,018
	—	—		85,313	341,250	460,688	—		—		—	—
Richard F. Hamm, Jr.	1/20/11	12/07/10		—	—	—	17,532	(5)	—		—	625,016
	—	—		53,750	215,000	290,250	—		—		—	—

(1)	All awards listed were granted under our 2009 Equity Incentive Plan. All non-equity awards listed were granted pursuant to the Dendreon Corporation Incentive Plan.

(2)	For most equity awards, our Compensation Committee recommends a grant, pursuant to the terms of the 2009 Equity Incentive Plan, to be approved and granted by our Board of Directors as of the close of the market on the date of action by the Board of Directors. However, for annual grants of restricted stock to our named executive officers, the Compensation Committee has established a practice of setting the third Thursday of January as the actual grant date for these awards, which are recommended at the last meeting of the Compensation Committee during the applicable year, and approved by the Board of Directors, before the relevant year-end.

(3)	These time-based stock option grants vest as to 25% of the total number of shares on September 30, 2012 and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(4)	These time-based stock award grants vest as to 25% of the total number of shares on September 30, 2012 and 6.25% quarterly thereafter, assuming continued employment.

(5)	These time-based stock award grants vest as to 25% of the total number of shares on January 20, 2012 and 6.25% quarterly thereafter, assuming continued employment.

(6)	Reflects the possible threshold, target and maximum payment levels under our non-equity incentive compensation plan for awards with respect to the fiscal year ended December 31, 2011. These amounts vary based on the individual’s current salary and position. Amounts actually earned in fiscal year 2011 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section entitled “Compensation Discussion and Analysis — Analysis of 2011 Executive Compensation Components — Annual Cash Incentives” above.

(7)	These grants were approved by the Chairman of the Compensation Committee on August 10, 2011.

Treatment of stock options and restricted stock awards upon an executive’s termination of employment under various scenarios are summarized under “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” below.

Summary of Executive Employment Agreements and Compensatory Terms

In November 2011, as part of our ongoing evaluation of our compensation agreements, we entered into an amended form of executive employment agreement with each of our named executive officers as of November 2011. The executive employment agreements provided for annual base salaries for calendar year 2011 as follows: Dr. Gold, $785,000; Dr. Frohlich, $450,000; Mr. Osborn, $450,000, Mr. Ranieri, $400,000 and Mr. Schiffman, $437,000. We entered into an executive employment agreement with Mr. Johnson in January 2012 which provides for an annual base salary of $800,000 and a target annual cash incentive award of up to 100% of his base salary. Under these agreements, if performance targets set in advance by the Board of Directors were met, each executive was eligible under his employment agreement for a target annual cash incentive award for 2011, as determined by the Board, of up to 100% of base salary for Dr. Gold, up to 65% of base salary for Mr. Bishop, and up to 50% of base salary for each of Messrs. Osborn, Ranieri, and Schiffman and Dr. Frohlich. For 2012 compensation, the Board determined to maintain these target amounts. In January 2012, we further amended Dr. Gold’s employment agreement. The amendment provided that (i) Dr. Gold would be Executive Chairman of the Company, (ii) Dr. Gold would resign from the roles of President and CEO and help transition those duties to his replacement, (iii) Dr. Gold’s employment would continue until June 30, 2012, unless terminated earlier by Dr. Gold or the Company, and (iv) Dr. Gold would be eligible for a prorated bonus in 2012.

Our executive employment agreements have no specified term, and the employment relationship may be terminated by the executive officers or by us at any time. If we terminate the named executive officer’s employment without cause, or if the named executive officer resigns for good reason, the named executive officer will be entitled to severance payments as detailed under the section heading “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.” As defined in the executive employment agreements, a named executive officer is entitled to “good reason” resignation upon the occurrence of the following:

•

the alteration of the named executive officer’s duties, responsibilities or title resulting in a significant diminution of position, duties, responsibilities or status with our Company or certain changes in the executive’s direct report, or the reduction of the named executive officer’s base salary, unless the base salaries of all other employees of our Company at the same level or above are proportionately reduced and the reduction does not exceed 10% of the employee’s base salary;

•	the permanent transfer or assignment to any location that is more than fifty (50) miles from the location of the named executive officer’s current principal office of employment; or

•	the Company materially breaches its obligations under the employment agreement.

As defined in each executive employment agreement, during the 12-month period following a change in control, in lieu of the above, a named executive officer is entitled to “good reason” resignation upon the occurrence of the following:

•

a material adverse change in the named executive officer’s duties, responsibilities or title as in effect at any time within one year prior to the change in control or any time thereafter, or the assignment to the named executive officer of any duties or responsibilities which are inconsistent with such named executive officer’s duties, responsibilities or title as in effect at any time within one year prior to the date of the change in control or thereafter;

•	a material reduction in annual salary or target annual bonus opportunity as in effect at any time within one year prior to the change in control or any time thereafter;

•

the permanent transfer or assignment to any location that is more than fifty (50) miles from the location of the named executive officer’s current principal office of employment prior to the change in control;

•

the Company’s failure to provide the named executive officer with compensation and benefits, in the aggregate, at least equal to those provided for under a material employee benefit plan in which the named executive officer was participating at any time within one year prior to the change in control or thereafter;

•

the Company materially breaches its obligations under the executive employment agreement, terminates the executive for “cause” which does not comply with the terms of the executive employment agreement; or a successor does not agree to assume and perform the executive employment agreement.

Each executive employment agreement requires the named executive officer not to compete with us after termination of employment for a period of one year for Dr. Gold and Mr. Johnson, and nine months for our other named executive officers, and provides for a one-year post-termination non-solicitation obligation for each of the named executive officers.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

The table below sets forth information with respect to outstanding equity incentive awards held by our named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mitchell H. Gold, M.D.	21,507	—		4.90	12/05/2017	—		—	—		—
	56,250	56,250	(2)	26.64	12/08/2019	—		—	—		—
	26,767	80,299	(3)	37.36	12/07/2020	—		—	—		—
	—	—		—	—	5,824	(4)	44,262	—		—
	—	—		—	—	54,687	(5)	415,621	—		—
	—	—		—	—	31,640	(6)	240,464	—		—
	—	—		—	—	56,101	(7)	426,368	—		—
	—	—		—	—	—		—	35,000	(9)	266,000
Gregory T. Schiffman	24,424	—		4.90	12/05/2017	—		—	—		—
	15,755	21,745	(2)	26.64	12/08/2019	—		—	—		—
	10,038	30,112	(3)	37.36	12/07/2020	—		—	—		—
	—	—		—	—	2,035	(4)	15,466	—		—
	—	—		—	—	26,562	(5)	201,871	—		—
	—	—		—	—	10,546	(6)	80,150	—		—
	—	—		—	—	21,038	(7)	159,889	—		—
	—	—		—	—	—		—	10,000	(9)	76,000
Mark W. Frohlich, M.D.	253	—		4.52	03/16/2016	—		—	—		—
	3,436	—		4.41	12/06/2016	—		—	—		—
	13,941	—		4.90	12/05/2017	—		—	—		—
	22,500	22,500	(2)	26.64	12/08/2019	—		—	—		—
	10,038	30,112	(3)	37.36	12/07/2020	—		—	—		—
	—	—		—	—	1,357	(4)	10,313	—		—
	—	—		—	—	26,562	(5)	201,871	—		—
	—	—		—	—	12,656	(6)	96,186	—		—
	—	—		—	—	21,038	(7)	159,889	—		—
	—	—		—	—	—		—	10,000	(9)	76,000
Richard J. Ranieri	20,834	29,166	(10)	54.06	04/30/2020	—		—	—		—
	10,038	30,112	(3)	37.36	12/07/2020	—		—	—		—
	—	—		—	—	21,875	(11)	166,250	—		—
	—	—		—	—	21,038	(7)	159,889	—		—
	—	—		—	—	—		—	10,000	(9)	76,000
John E. Osborn	—	74,000	(8)	9.00	09/30/2021	—		—	—		—
	—	—		—	—	37,000	(8)	281,200	—		—
Hans E. Bishop	—	—		—	—	—		—	—		—
Richard F. Hamm, Jr.	—	—		—	—	—		—	—		—

(1)	Closing price on the NASDAQ Global Market on the date of grant.

(2)	Service-based stock options granted on December 8, 2009 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(3)	Service-based stock options granted on December 7, 2010 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(4)	Service-based restricted stock awards granted on January 17, 2008 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(5)	Service-based restricted stock awards granted on January 15, 2009 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(6)	Service-based restricted stock awards granted on January 21, 2010 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(7)	Service-based restricted stock awards granted on January 20, 2011 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(8)	Mr. Osborn’s new hire service-based stock options granted on September 30, 2011 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, and his new hire service-based restricted stock awards granted on September 30, 2011 vest at a rate of 25% on the first anniversary of grant and 6.25% quarterly thereafter, assuming continued employment.

(9)	Performance-based restricted stock awards granted on December 7, 2010 and forfeited in January 2012.

(10)	Mr. Ranieri’s new hire service-based stock options granted April 30, 2010 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(11)	Mr. Ranieri’s new hire service-based restricted stock award granted on April 30, 2010 vests at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

2011 Option Exercises and Stock Vested Table

The following table provides information regarding stock options exercised by, and restricted stock awards vested for, our named executive officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mitchell H. Gold, M.D.	68,643	$2,155,938	93,999	$3,041,871
Gregory T. Schiffman	—	—	37,596	1,210,667
Mark W. Frohlich, M.D.	18,510	274,501	36,990	1,195,358
Richard J. Ranieri	—	—	13,125	484,675
John E. Osborn	—	—	—	—
Hans E. Bishop	—	—	151,551	2,659,672
Richard F. Hamm, Jr.	100,968	1,679,319	104,974	4,294,446

(1)	This represents the vesting of restricted stock awards previously granted.

(2)	Computed based on the closing market price of our Common Stock on the date of vesting multiplied by the number of shares vested.

Potential Payments Upon Termination or Change-in-Control

The following tables set forth the estimated potential benefits that our named executive officers would be entitled to receive upon their termination of employment with the Company if the named executive officers’ employment terminated on December 31, 2011. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a named executive officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (Without Cause or Following Change-in-Control)

As of Year Ended December 31, 2011(1)

	Termination Without Cause or Resignation for Good Reason(2)				Termination Following Change-in-Control(3)
Name of Executive Officer	Cash Payments ($)(4)	Estimated Value of Continued Health Care Benefits and Outplacement Assistance ($)(5)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)(6)	Total ($)	Cash Payments ($)(7)	Estimated Value of Continued Health Care Benefits and Outplacement Assistance ($)(5)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)(6)	Total ($)
Mitchell H. Gold, M.D.	$2,355,000	$39,594	$2,540,187	$4,934,781	$3,140,000	$39,594	$2,540,187	$5,719,781
Gregory T. Schiffman	819,375	29,341	948,402	1,797,118	983,250	29,341	948,402	1,960,993
Mark W. Frohlich, M.D.	843,750	39,594	972,056	1,855,400	1,012,500	39,594	972,056	2,024,150
Richard J. Ranieri	750,000	39,594	1,552,066	2,341,660	900,000	39,594	1,552,066	2,491,660
John E. Osborn	843,750	39,594	754,039	1,637,383	1,012,500	39,594	754,039	1,806,133

(1)	All references to base salary and annual target bonus refer to the amounts described above under “Summary of Executive Employment Agreements and Compensatory Terms” as in effect as of December 31, 2011.

(2)	If we terminated the executive without cause, or the executive resigned for good reason as defined in his executive employment agreement, the executive would have been entitled to receive the compensation as shown in the table plus any accrued but not yet paid salary, and the cash value of accrued vacation benefits.

(3)	If we terminated the executive’s employment without cause, or if the executive resigned for good reason as defined in his executive employment agreement, in either case within twelve months following a change of control, then the executive would have been entitled to receive, in lieu of other termination compensation, the amounts listed as shown in the table, plus any accrued but not yet paid salary, and the cash value of accrued vacation benefits.

(4)	Cash payments to Dr. Gold consist of a lump sum severance payment in an amount equal to 150% of his then current base salary and 150% of the target annual bonus payable for the then calendar year. Cash payments to Mr. Schiffman, Dr. Frohlich, Mr. Ranieri, and Mr. Osborn consist of a lump sum severance payment in an amount equal to 125% of their then current base salary and 125% of the amount of the target annual bonus payable for the then calendar year.

(5)	The estimated value of continued benefits and outplacement assistance provided consists of up to $10,000 for outplacement services, and continuation of all health benefits in effect on the termination date for a period of up to 18 months.

(6)	Estimated value of accelerated vesting of stock options and restricted stock awards held represents the unamortized expense as calculated in accordance with ASC 718.

(7)	Cash payments to Dr. Gold consist of a lump sum severance payment in an amount equal to 200% of his then current base salary and 200% of the target annual bonus payable for the then calendar year. Cash payments to Mr. Schiffman, Dr. Frohlich, Mr. Ranieri and Mr. Osborn consist of a lump sum severance payment in an amount equal to 150% of their then current base salary and 150% of the amount of the target annual bonus payable for the current calendar year.

In connection with Mr. Bishop’s separation from the Company in 2011, we provided him with the following severance pay and benefits: (i) a cash payment of $649,688 (an amount equal to 75% of Mr. Bishop’s base salary and target bonus), (ii) continued health care benefits and outplacement assistance in the amount of $29,341 and (iii) full accelerated vesting of his stock options and restricted stock with a value of $3,182,153.

In connection with Mr. Hamm’s separation from the Company in 2011, we provided him with the following severance pay and benefits: (i) a cash payment of $483,750 (an amount equal to 75% of Mr. Hamm’s base salary and target bonus), (ii) continued health care benefits and outplacement assistance in the amount of $29,341 and (iii) full accelerated vesting of his unvested stock options and restricted stock with a value of $2,142,709.

Potential Payments on Disability or Death

As of Year Ended December 31, 2011

	Disability(1)				Death(2)
Name of Executive Officer	Cash Payments ($)	Estimated Value of Continued Benefits/ Perquisites ($)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)	Total ($)	Cash Payments ($)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)	Total ($)
Mitchell H. Gold, M.D.	$392,500	$29,594	$2,540,187	$2,962,281	$392,500	$2,540,187	$2,932,687
Gregory T. Schiffman	218,500	19,341	948,402	1,186,243	218,500	948,402	1,166,902
Mark W. Frohlich, M.D.	225,000	29,594	972,056	1,226,650	225,000	972,056	1,197,056
Richard J. Ranieri	200,000	29,594	1,552,066	1,781,660	200,000	1,552,066	1,752,066
John E. Osborn	225,000	29,594	754,039	1,008,633	225,000	754,039	979,039

(1)	In the event the executive becomes physically or mentally disabled such that he is unable to perform his duties for a period of three consecutive months as determined by a medical professional, we may terminate the executive’s employment, unless otherwise prohibited by law. In the event of termination due to disability, we make a one-time cash lump sum payment equal to one-half of the executive’s base salary and we will fully accelerate vesting of any and all unvested stock options and restricted stock grants held by the executive.

(2)	An executive’s employment will terminate automatically upon death. We will continue to pay the executive’s base salary to his stated beneficiary until the earlier of six months from the termination date or the commencement of death benefits under any existing group life insurance plan of our Company, and we will fully accelerate vesting of any and all unvested stock options and restricted stock grants held by the executive.

RELATED PARTY TRANSACTIONS

We have entered into indemnity agreements with our directors, executive officers and other members of senior management that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Amended and Restated Bylaws.

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of the Board of Directors, as and to the extent required under applicable federal securities laws and related rules and regulations and/or NASDAQ listing standards, our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers and their immediate family members as well as significant stockholders of the Company. To identify any related party transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Corporate Governance Committee determines, on an annual basis, which members of our Board of Directors meet the definition of an independent director as defined in NASDAQ’s Marketplace Rules. Our Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Business Conduct, available on our investor relations website, establishes the corporate standards of behavior for all our employees, officers, and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 18, 2012, based on 154,001,053 shares outstanding as of that date, by (1) each person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (2) each director of the Company, (3) each executive officer named in the Summary Compensation Table under “Executive Compensation”, and (4) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership
Name and Address(1)	Shares Beneficially Owned	Shares Acquirable Within 60 Days(2)	Total Beneficial Ownership	Percentage Beneficially Owned
PRIMECAP Management Company(3)	8,450,660	—	8,450,660	5.49%
225 South Lake Ave., #400 Pasadena, CA 91101
John H. Johnson	387,723	—	387,723	*
Mitchell H. Gold, M.D.	631,883	131,970	763,853	*
Christine Mikail	64,290	—	64,290	*
Joseph I. DePinto	64,643	—	64,643	*
Robert S. Poulton	122,909	13,125	136,034	*
Gregory T. Schiffman	375,135	60,673	435,808	*
Mark W. Frohlich, M.D.	318,312	60,813	379,125	*
Richard J. Ranieri	242,983	41,099	284,082	*
Susan B. Bayh	65,757	59,363	125,120	*
Richard B. Brewer	45,157	14,192	59,349	*
Gerardo Canet	39,757	14,192	53,949	*
Bogdan Dziurzynski, D.P.A	53,507	42,863	96,370	*
Dennis M. Fenton, Ph.D.	25,000	—	25,000	*
Pedro Granadillo	37,251	14,192	51,443	*
David C. Stump, M.D.	32,047	13,772	45,819	*
David L. Urdal, Ph.D.	569,750	86,348	656,098	*
Douglas G. Watson	54,757	6,692	61,449	*
All executive officers and directors as a group (19 persons)	3,391,032	571,021	3,962,053	2.57%

*	Less than 1%.

(1)	The information set forth in this table is based upon information supplied to the Company by the Company’s officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Reflects the number of shares that could be purchased by exercise of options vested at April 27, 2012 or within 60 days thereafter.

(3)	According to a Schedule 13G filed with the SEC on February 13, 2012, PRIMECAP Management Company beneficially owned 8,450,660 shares of our Common Stock and held sole voting power over 3,029,349 shares of our Common Stock and sole investment power over 8,450,660 shares of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. The Company’s directors and executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all forms that each has filed pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during 2011, SEC filings and certain written representations that no other reports were required during the fiscal year ended December 31, 2011, the Company’s officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that John Johnson’s Form 4 for his August 18, 2011 grant was filed on August 30, 2011.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE DENDREON CORPORATION

2009 EQUITY INCENTIVE PLAN

Our 2009 Equity Incentive Plan (the “Plan”) was adopted by our Board of Directors in April 2009 and approved by our stockholders in June 2009. Our Board of Directors approved an amendment to the Plan on March 14, 2012 to increase the number of shares reserved for issuance under the Plan from 13,200,000 to 22,200,000, subject to approval by our stockholders at the Annual Meeting. The Company’s stockholders are also being asked to again approve the material terms of the Plan and the performance goals thereunder for purpose of helping certain awards under the Plan continue to qualify as “performance-based” compensation under Section 162(m) of the Code.

As of April 10, 2012, the Plan had 8,393,425 shares subject to currently outstanding equity awards including 5,740,054 shares subject to outstanding restricted stock awards and 2,653,371 shares subject to outstanding stock options with 860,258 shares available for future issuance. The outstanding Plan stock options have a weighted average exercise price of $25.15 and an average expected remaining life of 8.58 years.

We believe that increasing the shares reserved for issuance under the Plan is necessary for us to continue to offer a competitive equity incentive program in the future. With the growing demand for talent, the appropriate use of equity awards remains an essential component of our overall compensation philosophy. Consequently, the Board believes that the proposed increase in shares is necessary for us to continue to attract, retain and motivate well-qualified employees and directors who will contribute to our success. Unless our stockholders approve the proposed amendment, we will be limited in our ability use stock options, restricted stock awards and other equity awards as incentives to attract, retain and motivate our employees and directors.

Summary of the Plan

Set forth below is a summary of the principal features of the Plan as it is proposed to be amended. This summary is not intended to be exhaustive and is qualified in its entirety by reference to the terms of the Plan, a copy of which is included in this proxy statement as Appendix A.

Background

Our Company currently maintains the Plan for grants of equity awards to current employees, consultants, officers, non-employee directors, and new hires, and the 2012 Equity Incentive Inducement Award Plan (“Inducement Award Plan”) for grants of equity awards to new hires only. In addition, the Company has outstanding awards under two expired equity plans. See “Equity Compensation Plan Information” below. The Company has suspended making any grants under the Inducement Award Plan, beginning on the date upon which this proxy statement was filed with the SEC. In the event this Proposal 2 is approved by our stockholders, the Inducement Award Plan will be terminated by the Board of Directors as of the effective date of the increase in the shares reserved for issuance under the Plan, such that no new awards will be granted under the Inducement Award Plan.

Purpose

The purpose of the Plan is to provide the Company’s directors, officers, other employees and consultants with incentives and rewards for superior performance.

The Plan authorizes our Board of Directors or its Compensation Committee (referred to herein as the “Board”) to provide equity-based compensation in the form of (1) option rights, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (2) stock appreciation rights (“SARs”), (3) restricted stock, (4) restricted stock units (“RSUs”), (5) performance shares and performance units, and (6) other stock-based awards (“Other Stock-Based Awards”) and cash awards. Each type of award is described below under “Types of Awards Under the Plan.” Each of the awards will be evidenced by an award document setting forth its terms and conditions.

The Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code, including, but not limited to, the performance-based exclusion from the deduction limitations under Section 162(m) of the Code for qualifying awards.

Our Board of Directors believes that it is in our best interests and the best interests of our stockholders to provide for an equity incentive plan under which equity-based compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards are able to satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code.

Shares Available Under the Plan

Subject to adjustment as provided in the Plan (as described below under “Adjustments”), the number of our shares of Common Stock (“common shares”) that may be issued or transferred (1) upon the exercise of option rights or SARs, (2) in payment of restricted stock and released from substantial risks of forfeiture thereof, (3) in payment of RSUs, (4) in payment of performance shares or performance units that have been earned, (5) as awards to non-employee directors or (6) as Other Stock-Based Awards, will not exceed in the aggregate 22,200,000 common shares. Any common shares that are subject to option rights or SARs shall be counted against this limit as one common share for every one common share subject to such option rights or SARs, and any common shares that are subject to awards other than option rights or SARs shall be counted against this limit as 1.37 common shares for every one common share subject to such other awards. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Shares covering awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance or transfer under the Plan. Each common share that again becomes available for grant shall be added back as (1) one common share if such common share was subject to an option right or SAR granted under the Plan, and (2) as 1.37 common shares if such common shares were subject to an award other than an option right or SAR granted under the Plan.

The aggregate number of common shares actually issued or transferred by us upon the exercise of ISOs will not exceed 10,000,000 of the common shares reserved for purposes of the Plan. Further, no participant will be granted option rights or SARs, in the aggregate, for more than 500,000 common shares during any calendar year and no participant will be granted restricted stock or RSUs that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, performance shares or Other Stock-Based Awards, in the aggregate, for more than 350,000 common shares during any calendar year. In no event shall any participant in any calendar year receive an award of performance units intended to be “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value as of their respective dates of grant in excess of $5,000,000. These limits are subject to certain adjustments as provided in the Plan.

No Liberal Recycling Provisions

Notwithstanding anything to the contrary in the Plan: (a) shares tendered in payment of the exercise price of an option right will reduce the aggregate Plan limit described above; (b) shares withheld by us to satisfy the tax withholding obligation will count against the aggregate Plan limit described above; (c) the number of common shares covered by SARs, to the extent exercised and settled in common shares, and whether or not shares are actually issued to the participant upon exercise of the SARs, shall be considered issued or transferred pursuant to the Plan; and (d) shares that are repurchased by us with option right proceeds will not be added to the aggregate Plan limit described above.

No Repricing

Except in connection with certain corporate transactions and adjustments of awards permitted by the Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding option rights or the base price of outstanding SARs, or cancel outstanding option rights or appreciation rights in exchange for cash, other wards or option rights or SARs with an option price or base price, as applicable, that is less than the option price of the original option rights or base price of the original SARs, as applicable, without stockholder approval.

Eligibility

Our consultants, officers and key employees and the consultants, officers and key employees of our subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant and our non-employee directors may be selected by our Board to receive benefits under the Plan. Participants under the Plan may also include any person who provides services to us or our subsidiaries that are equivalent to those typically provided by an employee. Options rights intended to be incentive stock options may only be granted to our employees or employees of our subsidiaries. Our Board determines which persons will receive awards and the number of shares subject to such awards. As of the date of the Annual Meeting, the number of people eligible to participate in the Plan is estimated to be approximately 1,490 people.

Types of Awards Under the Plan

Option Rights.    Option rights may be granted that entitle the optionee to purchase common shares at a price not less than market value per share at the date of grant. The option price is payable (1) in cash, check or wire transfer at the time of exercise, (2) by the actual or constructive transfer to us of common shares owned by the optionee having a value at the time of exercise equal to the total option price, (3) by a combination of such payment methods or (4) by such other methods as may be approved by our Board. If the optionee is subject to Section 16 of the Exchange Act, any shares used to pay the option price must have been owned by the optionee for at least six months. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker on a date satisfactory to us of some or all of the common shares to which the exercise relates.

Our Board reserves the discretion at or after the date of grant to provide for the right to tender in satisfaction of the option price nonforfeitable, unrestricted common shares, which are already owned by the optionee and have a value at the time of exercise that is equal to the option price.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company or any subsidiary that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of the retirement, death or disability of the optionee, or a change of control of the Company. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights. Option rights will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

SARs.    A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as our Board may determine, of the spread between the base price and the market value of our common shares on the date of exercise. Each grant of SARs must specify a base price equal to or greater than the market value per share at the date of grant. SARs may not be exercised more than 10 years after the date of grant. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. Any grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Board on the date of grant. Any grant may specify that a SAR may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the grantee, or a change of control of the Company (as defined in the award). Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise the SARs. SARs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

Restricted Stock.    A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to forfeiture if the related shares do not vest. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than the current market value at the date of grant, as our Board may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board as the date of grant or upon achievement of Management Objectives. An example would be a provision that the restricted stock would be forfeited if the participant ceased to serve us as an officer, key employee or non-employee director during a specified period of years. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by our Board for the period during which the forfeiture provisions are to continue. Our Board may provide for early termination of the restrictions in the event of the retirement, death or disability of the participant, or a change of control of the Company (as defined in the award).

Any grant of restricted stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. Restricted stock will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve. Any grant of restricted stock may require that any or all dividends or other distributions paid on the shares during the restriction period be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award.

RSUs.    A grant of RSUs constitutes an agreement by us to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the restriction period as our Board may specify. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such RSUs. Awards of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.

Our Board may provide for early lapse or modification of the restriction period in the event of the retirement, death or disability of the participant, or a change of control of the Company (as defined in the award). Any grant of RSUs may specify Management Objectives which, if achieved, will result in termination of the restriction period. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of RSUs on which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

Performance Shares and Performance Units.    A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by our Board. Each grant of performance shares or performance units will specify one or more Management Objectives the participant must meet within a specified period (the “Performance Period”) to earn the performance shares or performance units. Our Board may provide for early lapse or modification of the Performance Period in the event of the retirement, death or disability of the participant, or a change of control of the Company (as defined in the award). Each grant of performance shares or performance units may specify in respect of the relevant Management Objective(s) a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objective(s). The grant will specify that before the performance shares or performance units will be earned and paid, the Board must certify that the Management Objectives have been satisfied. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by our Board. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, common shares or any combination thereof and may either grant to the participant or retain in our Board the right to elect among those alternatives. Any grant of performance shares or performance units may specify that the amount payable or the number of common shares issued with respect thereto may not exceed maximums specified by the Board at the date of grant. Performance shares and performance units will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

Other Awards.    Our Board may, subject to limitations under applicable law, grant to any participant Other Stock-Based Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our common shares or factors that may influence the value of our common shares (including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into common shares, purchase rights for common shares, awards with value and payment contingent upon our performance or the performance of specified subsidiaries, affiliates or business units of ours or other factors designated by our Board, and awards valued by reference to the book value of common shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of ours). Our Board will determine the terms and conditions of these awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, paid for at such time, by such methods and in such forms as our Board determines. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. Our Board may also grant common shares as a bonus, or may grant other awards in lieu of our obligations or the obligations of a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by our Board in a manner that complies with Section 409A of the Code.

Management Objectives.    The Plan requires that our Board establish “Management Objectives” for purposes of performance shares and performance units. When so determined by our Board, option rights, SARs, restricted stock, RSUs, or Other Stock-Based Awards may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. The Management Objectives may be made relative to the performance of other companies. Management Objectives applicable to any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code to a participant who is, or is determined by our Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in one or more of the following criteria:

•

Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, clinical trials, capital-raising, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures;

•

Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics consisting of one or more of the following: revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits;

•

Profits consisting of one or more of the following: operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition;

•

Cash Flow consisting of one or more of the following: EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment;

•	Returns consisting of one or more of the following: Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity;

•	Working Capital consisting of one or more of the following: working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables;

•	Profit Margins consisting of one or more of the following: Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales; and

•	Liquidity Measures consisting of one or more of the following: debt-to-capital, debt-to-EBITDA, total debt ratio.

If our Board determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, our Board may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as our Board deems appropriate and equitable, except in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, our Board may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”

Administration

The Plan is to be administered by our Board of Directors, except that our Board of Directors has the authority to delegate any or all of its powers under the Plan to the Compensation Committee of the Board of Directors (or a subcommittee thereof). The Board is authorized to interpret the Plan and related agreements and other documents. The Board may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board or such delegatee may employ one or more persons to render advice with respect to any responsibilities under the Plan. In addition, our Board may delegate to one or more of our officers certain authority to: (i) designate employees to be recipients of awards under the Plan, (ii) determine the size of any such awards; provided, however, that (A) our Board of Directors shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer subject to Section 16 of the Exchange Act, director, or more than 10% beneficial owner of any class of our equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by our Board in accordance with Section 16 of the Exchange Act; and (B) the resolution providing for such authorization sets forth the total number of common shares such officer may grant; and (iii) the officer shall report periodically to our Board regarding the nature and scope of the awards granted pursuant to the authority delegated.

Amendments

Our Board of Directors may amend the Plan from time to time without further approval by our stockholders, except where (1) the amendment would materially increase the benefits accruing to participants under the Plan, (2) the amendment would materially increase the number of securities which may be issued under the Plan, (3) the amendment would materially modify the requirements for participation in the Plan, or (4) stockholder approval is required by applicable law or NASDAQ rules and regulations.

Our Board may amend the terms of any award granted under the Plan prospectively or retroactively, but no such amendment shall impair the rights of any participant without his or her consent (except in the case of certain adjustments, as described below).

If permitted by Section 409A of the Code and Section 162(m) of the Code in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation,” in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds an option right or SAR not immediately exercisable in full, or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any Other Stock-Based Awards subject to any vesting schedule or transfer restriction, or who holds common shares subject to any other transfer restriction imposed pursuant to the Plan, our Board may, in its sole discretion, accelerate the time at which such option right, SAR, RSU or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Transferability

Except as otherwise determined by our Board, no option right, SAR, performance share, performance unit, RSU or other derivative security granted under the Plan is transferable by a participant except by will or the laws of descent and distribution, and in no event shall any such award granted under the Plan be transferred for value. Except as otherwise determined by our Board, option rights, SARs, performance shares, performance units and RSUs are exercisable during the grantee’s lifetime only by him or her or by his or her guardian or legal representative.

Our Board may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by us upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock or RSUs or upon payment under any grant of performance shares or performance units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Plan with respect to restricted stock, will be subject to further restrictions on transfer.

Adjustments

The number and kind of shares covered by, as determined by our Board in good faith to be equitably required to prevent dilution or enlargement of participants’ rights outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, spin-outs, split-ups, reorganizations, liquidations, and similar events. In the event of any such transaction or event or in the event of a change of control of the Company, our Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control of the Company, our Board may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Board shall also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as our Board may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any option right intended to qualify as an ISO to fail to so qualify.

Withholding Taxes

To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of our Board) may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of common shares, and such participant fails to make arrangements for the payment of tax, we may withhold such common shares having a value equal to the amount required to be withheld.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. We reserve the right to make amendments to the Plan and grants as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.

Termination

No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by our stockholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan. Our Board may, in its discretion, terminate the Plan at any time; however, termination of the Plan will not affect the rights of participants under any outstanding awards.

Non U.S. Participants

Our Board may provide for such special terms for awards to participants who are foreign nationals or who are employed by us or any subsidiary outside of the United States of America or who provide services to us under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local, tax policy or custom. The Board may also approve such supplements or amendments, restatements or alternative provisions to the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further stockholder approval.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences with respect to awards granted under the Plan based on federal income tax laws in effect as of the date of this proxy statement. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants in the Plan. This summary assumes that all awards are exempt from or comply with Section 409A of the Code. Changes in law could alter the tax consequences described below.

Tax Consequences to Participants

Non-qualified Option Rights.    In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.    No income generally will be recognized by an optionee upon the grant of an ISO. Also, except as described below, no income will be recognized by an optionee upon exercise of an ISO if the optionee has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending 3 months before the date the optionee exercises the option. If the optionee has not been so employed, the optionee will be taxes as described above under “Non-qualified Option Rights.” The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.    No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.    No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that the vesting restrictions applicable to the RSUs lapse (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.    No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Other Awards.    The tax consequences associated with other awards granted under the Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common shares.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

Because awards to be granted in the future under the Plan are at the discretion of our Board, it is not possible to determine the benefits or the amounts to be received under the Plan by our directors, officers or employees.

For grants made during our fiscal year 2011 to our named executive officers, please see the Grants of Plan-Based Awards Table above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL

OF THE AMENDMENT TO THE DENDREON CORPORATION 2009 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

We have equity incentive awards outstanding under the Company’s 2000 Equity Incentive Plan (“2000 Plan”), 2002 Broad Based Equity Incentive Plan (the “2002 Plan”), the Plan, and the Inducement Award Plan. In addition, our eligible employees participate in our Employee Stock Purchase Plan (the “ESPP”). The 2000 Plan and the 2002 Plan expired in February 2010 and February 2012, respectively, however they still govern outstanding awards originally issued under the relevant plan. The following table provides information about the securities authorized for issuance under the 2000 Plan, the 2002 Plan, the Plan, the Inducement Award Plan and the ESPP as of April 10, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	8,996,136	(2)	$22.91	(3)	1,993,398	(4)
Equity compensation plans not approved by security holders(5)	1,000,786	(6)	$16.57		2,382,071
Total	9,996,922	(2)(6)	$21.69	(7)	4,375,469

(1)	These plans are our 2000 Plan, the Plan and our ESPP. The 2000 Plan expired on February 28, 2010 and the Company no longer grants shares from this plan. The share numbers in the table above do not include the increase to the number of shares authorized for issuance under the Plan that was approved by the Board of Directors and subject to stockholder approval in Proposal 2.

(2)	Includes 5,994,725 shares of Common Stock issued as restricted stock awards under our plans approved by security holders. The remaining balance consists of shares of common stock issuable upon the exercise of outstanding stock options granted under our plans approved by security holders.

(3)	Includes information relating solely to options to purchase Common Stock under the 2000 Plan and the Plan.

(4)	Of these shares, 1,133,140 remained available for purchase under the ESPP as of April 10, 2012.

(5)	These plans are our 2002 Plan and the Inducement Award Plan. Our 2002 Plan provided for the award of options, stock bonuses, and rights to acquire restricted stock. The stock options granted under the 2002 Plan were nonqualified options and expired no later than 10 years from the date of the grant. The exercise price for each option must not be less than 85% of the fair market value of the Common Stock on the date of the grant. Employees, officers, members of our Board of Directors and consultants were eligible to receive awards under the 2002 Plan. The 2002 Plan expired on February 26, 2012 and the Company no longer grants shares from this plan. On January 12, 2012, the Board of Directors approved the Inducement Award Plan for the purposes of granting equity awards to new employees as a material inducement to join Dendreon, and reserved 3,000,000 shares of Common Stock for issuance under the Inducement Award Plan. Newly hired employees, including newly hired Dendreon officers, are eligible to receive equity awards under the Inducement Award Plan as a material inducement to their joining Dendreon. The Inducement Award Plan permits our compensation committee or a majority of the Board’s independent directors to grant equity-based compensation in the form of nonqualified stock options, stock appreciation rights, restricted stock or restricted stock units. Shares issued under the Inducement Award Plan may be shares of original issuance or treasury shares or a combination of both. Options granted under the Inducement Award Plan expire no later than 10 years from the date of grant. The option price must be at least 100% of the fair value on the date of grant. The options generally vest in increments over a period of four years from the grant date, with the first increment vesting after one year, with vesting subject to the employee’s continued employment with Dendreon. Options and restricted stock awards may be granted with different vesting terms, however they generally vest over a three or four year time period. The Inducement Award Plan will terminate as to future awards upon the effective date of the increase of the shares reserved under the Plan if Proposal 2 is approved.

(6)	Includes 284,330 shares of Common Stock issued as restricted stock awards under our plans not approved by security holders. The remaining balance consists of shares of common stock issuable upon the exercise of outstanding stock options granted under our plans not approved by security holders.

(7)	The average expected remaining life of stock options from all plans is 8.18 years.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors of the Company is committed to maintaining excellence in governance. Accordingly, the Board has determined to submit to the Company’s stockholders an advisory vote related to the Company’s executive compensation program. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, the stockholder vote on compensation of the Company’s named executive officers is an advisory vote only, and it is not binding on the Company or the Board. However, the Board values the opinions of the Company’s stockholders, and the Compensation Committee and the Board will consider the results of the vote when making future compensation decisions.

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses the Company’s compensation policies and procedures. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board believes this link between compensation and the achievement of our near-and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

The Compensation Committee and Board have evaluated and implemented these policies and procedures and believe they are effective in implementing the Company’s compensation philosophy. Therefore, the Board recommends that stockholders indicate their support for the Company’s compensation policies and procedures for its named executive officers, and the following resolution will be submitted for a non-binding advisory vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the current year and the Board is asking stockholders to ratify that selection. Although current laws, rules, and regulations, as well as the Audit Committee Charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Ernst & Young as our independent registered public accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Ernst & Young has audited our financial statements since 1994. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is required to ratify the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF ERNST & YOUNG AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

INFORMATION REGARDING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees.    During the fiscal years ended December 31, 2010 and 2011, the aggregate fees billed by Ernst & Young for the audit of our financial statements for such fiscal years, the reviews of our interim financial statements, Sarbanes-Oxley Section 404 attestation services and assistance with registration statements were $942,500 and $1,298,346, respectively.

Audit-Related Fees.    During the fiscal years ended December 31, 2010 and 2011, the aggregate fees billed by Ernst & Young for audit-related services were $0 and $23,600, respectively, related to the performance of due diligence review which was beyond the fees disclosed under “Audit Fees” above.

Tax Fees.    During the fiscal years ended December 31, 2010 and 2011, the aggregate fees billed by Ernst & Young for tax services were $469,400 and $640,341, respectively, which included preparation of federal and state income tax returns, and state, local and international tax planning.

All Other Fees.    During the fiscal years ended December 31, 2010 and 2011, all other fees billed by Ernst & Young were $2,000 and $2,525, respectively. These fees were principally related to a subscription for an online financial reporting and accounting research tool.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young is compatible with maintaining its independence.

Audit Committee Pre-Approval Policy.    All services to be performed by Ernst & Young for us must be pre-approved by the Audit Committee. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve services involving fees of up to $15,000, in which case the Chair communicates such pre-approval to the full Audit Committee at its next meeting. All other services must be approved in advance by the full Audit Committee. During 2010 and 2011, all services billed by Ernst & Young were pre-approved by the Audit Committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Dendreon’s financial reporting, the independence, qualifications, and performance of Dendreon’s independent registered public accounting firm and Dendreon’s compliance with legal and regulatory requirements. During 2011, the Audit Committee consisted of Messrs. Watson (Chair), Canet, and Granadillo and Dr. Fenton (since November 2011), each being an independent director under the rules of the NASDAQ Stock Market and, in accordance with SEC and NASDAQ requirements, each meets additional independence standards applicable to audit committee members. Each of Messrs. Watson, Canet, and Granadillo and Dr. Fenton qualified as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Item 407(d)(5) of Regulation S-K.

Management is responsible for our internal controls and the financial reporting process. The Audit Committee is directly responsible for the compensation, appointment and oversight of Dendreon’s independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also meets privately in separate executive sessions periodically with management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review of our audited financial statements and its discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Board of Directors and stockholders, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

From the members of the Audit Committee of the Board of Directors,

Douglas B. Watson (Chair)

Gerardo Canet

Dennis M. Fenton

Pedro Granadillo

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christine Mikail

Secretary

April 27, 2012

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE, BY PROXY VIA TELEPHONE, INTERNET OR, IF YOU RECEIVE A PAPER PROXY CARD IN THE MAIL, BY MAIL IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON YOUR PROXY CARD. IF YOU VOTE BY MAIL, YOU SHOULD MARK, SIGN AND DATE THE PROXY CARD AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

APPENDIX A

DENDREON CORPORATION

2009 EQUITY INCENTIVE PLAN

1. Purpose.    The purpose of the 2009 Equity Incentive Plan is to attract and retain directors, officers, other employees and consultants of Dendreon Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions.    As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Common Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(f) “Company” means Dendreon Corporation, a Delaware corporation.

(g) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(h) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Effective Date” means the date that this Plan is approved by the stockholders of the Company.

(k) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium and may be limited to notation on the books and records of the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(n) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, clinical trials, capital-raising, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures;

(ii) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits);

(iii) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(iv) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(v) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(vi) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(vii) Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales); and

(viii) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio).

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(o) “Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on The NASDAQ Stock Market LLC or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(p) “Non-Employee Director” means a Director who is not also an employee of the Company or any of its Subsidiaries or affiliates.

(q) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(r) “Option Price” means the purchase price payable on exercise of an Option Right.

(s) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(t) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant or an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(u) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(v) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(w) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(x) “Plan” means this Dendreon Corporation 2009 Equity Incentive Plan.

(y) “Qualified Performance-Based Award” means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(z) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(aa) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(bb) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(cc) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(dd) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, or (F) as awards contemplated by Section 9 of this Plan, will not exceed in the aggregate 22,200,000 Common Shares. Any Common Shares that are subject to Option Rights or Appreciation Rights shall be counted against this limit as one Common Share for every one Common Share subject to such Option Rights or Appreciation Rights, and any Common Shares that are subject to awards other than Option Rights or Appreciation Rights shall be counted against this limit as 1.37 Common Shares for every one Common Share subject to such other awards. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Each Common Share that again becomes available for grant pursuant to this Section 3(a)(ii) shall be added back as (A) one Common Share if such Common Share was subject to an Option Right or Appreciation Right granted under the Plan, and (B) as 1.37 Common Shares if such Common Shares were subject to an award other than an Option Right or Appreciation Right granted under the Plan.

(iii) Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall reduce the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above.

(b) Life of Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 10,000,000 Common Shares.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(ii) No Participant will be granted Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 350,000 Common Shares during any calendar year; and

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

4. Option Rights.    The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board; provided, however, the Board reserves the discretion at or after the Date of Grant to provide for the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price. Notwithstanding the foregoing, in the event the Optionee is subject to Section 16 of the Exchange Act, any Common Shares transferred to the Company in payment of the Option Price must have been owned by the Optionee for at least six months.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant.

(j) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in Common Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5. Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Appreciation Rights, which will be the right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant will specify a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant.

(vii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(viii) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock.    The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units.    The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8. Performance Shares and Performance Units.    The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time, commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right, Performance Share, Performance Unit, Restricted Stock Unit or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights, Appreciation Rights, Performance Shares, Performance Units and Restricted Stock Units will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock or Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

11. Adjustments.    The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change of control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such termination or event or change of control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

12. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 12(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer subject to Section 16 of the Exchange Act, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

13. Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the

Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

14. Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, including amounts from any other sums or property due or to become due from the Company to the Participant, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Common Shares having a value equal to the amount required to be withheld. When a Participant who is subject to Section 16 of the Exchange Act is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

15. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of The NASDAQ Stock Market LLC or, if the Common Shares are not traded on The NASDAQ Stock Market LLC, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right, Restricted Stock Unit or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 15(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

(e) In the event of the termination or cessation of a Participant’s employment or service for any reason other than for cause, death or disability (as defined in the applicable Evidence of Award), the Participant shall have ninety (90) days from the date of termination of employment or service to exercise any vested or nonforfeitable awards granted to him or her under this Plan. At the expiration of such ninety (90) day period, all awards granted to the Participant under this Plan shall be terminated and shall be of no further force or effect. In the event of termination or cessation of a Participant’s employment for disability or for death during Participant’s continuous service with the Company or any Subsidiary or within ninety (90) days after termination of such continuous service, the Participant shall have twelve (12) months from the date of termination of employment or service to exercise any vested or nonforfeitable awards granted to him or her under this Plan. At the expiration of such twelve (12) month period, all awards granted to the Participant under this Plan shall be terminated and shall be of no further force or effect. In the event of the termination of a Participant’s employment for cause, all awards granted to the Participant under this Plan shall be terminated immediately and shall be of no further force or effect.

16. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17. Governing Law.    The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

18. Effective Date/Termination.    No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

19. Miscellaneous.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

22727-2 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/dndn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. DENDREON CORPORATION Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN YOUR VOTE IS IMPORTANT. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Nominees: 1. Election of Directors The Board of Directors recommends a vote “FOR” the nominees for directors below. The Board of Directors recommends a vote “FOR” the proposals below. 1.1 John H. Johnson 1.2 Susan B. Bayh 1.3 Dennis M. Fenton, Ph.D. 1.4 David L. Urdal, Ph.D. 2. To approve an amendment to the Dendreon Corporation 2009 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder from 13,200,000 to 22,200,000. In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any reconvened meeting following any adjournment or postponement of the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person. If you indicated that you will attend by marking the box below, please also contact investor relations at (206) 829-1500 or ir@Dendreon.com. Will Attend Meeting YES DENDREON CORPORATION PLEASE MARK VOTES IN THE BOXES BELOW USING DARK INK ONLY. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 4. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

22727-2 You can now access your Dendreon Corporation account online. Access your Dendreon Corporation account online via Investor ServiceDirect® (ISD). The transfer agent for Dendreon Corporation, now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/dndn Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) PROXY DENDREON CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 13, 2012. The undersigned hereby constitutes and appoints John H. Johnson and Christine Mikail Cvijic, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Dendreon Corporation to be held at the Seattle Art Museum, 1300 First Avenue, Seattle, Washington 98101 on Wednesday, June 13, 2012 at 9:00 a.m., local time, and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE, FOR APPROVAL OF THE AMENDMENT TO THE DENDREON CORPORATION 2009 EQUITY INCENTIVE PLAN, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.